Exhibit 99.1

[Information Statement]

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The information contained herein is subject to completion or amendment. A registration statement on Form 10 relating to these securities has been filed with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

_________________________________________________________________________________________________________________

Subject to completion, dated October 31, 2011

INFORMATION STATEMENT

EFACTOR HOLDINGS, INC.

Common Stock

($0.0001 par value per share)

This information statement (“Information Statement”) is being furnished in connection with the distribution by Triton Distribution Systems, Inc. (“Triton”), of approximately 100,000 shares of common stock of EFactor Holdings, Inc. (“EHI”), to the common stockholders of Triton as of the record date, _____________ __, 2011 (the “Record Date”).  As of the date of this Information Statement, Triton owned 4,000,000 shares of EHI’s outstanding common stock, or approximately 22.22% of the issued and outstanding shares of EHI’s common stock.

The board of directors of Triton has approved the distribution of 100,000 shares of its interest in EHI.  If you are a holder of Triton common stock, you will be entitled to receive 0.000394  shares of EHI common stock for each share of Triton common stock you held as of 5:00 p.m., Eastern Daylight Time, on the Record Date, a ratio of one share of EHI common stock to every 2,536.96 shares of Triton common stock.  The distribution date for the delivery of the shares of EHI to be issued in the spin-off is expected to be _____________ __, 2011, or as soon as practicable thereafter conditioned upon regulatory and other considerations (the “Distribution Date”).  After the spin-off is completed, EHI will be a separate public reporting company.  The transactions culminating in the distribution of our shares to the Triton stockholders is referred to in this Information Statement as the “Spin-off” or the “Distribution.”

No approval by Triton stockholders of the Spin-off is required or being sought.  We are not asking you for a proxy, and you are requested not to send us a proxy.  You will not be required to pay any cash or other consideration, exchange or surrender your existing shares of Triton common stock, or take any other action in order to receive shares of our common stock in the Spin-off.  The Distribution will not affect the number of shares of Triton common stock that you hold.

As discussed under “The Spin-off—Trading of Triton Common Stock After the Record Date and Prior to the Distribution,” if you sell your shares of Triton common stock after the Record Date and on or prior to the Distribution Date, the purchaser of those shares will not acquire the right to receive shares of EHI common stock in connection with the Spin-off.  You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Triton common stock following the Record Date.

Currently, there is no public trading market for the common stock of EHI.  We expect following the Spin-off to seek to have market prices for our shares quoted NASDAQ markets or in the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services).  There is no assurance that we will be successful in that attempt or that, if the shares are quoted on the NASDAQ markets or in the over-the-counter markets, a market will ever develop for such securities.  As explained below under “The Spin-off—Market for Our Common Stock,” the shares of common stock distributed in the Spin-off will continue to be subject to certain restrictions on resale.

In reviewing this Information Statement, you should carefully consider the matters described under “Risk Factors” beginning on page 23 for a discussion of certain factors that should be considered by recipients of EHI common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Information Statement is truthful or complete.  Any representation to the contrary is a criminal offense.

This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

If you have inquiries related to the mechanics of the distribution, you should contact Triton’s transfer agent, Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121, (801) 274-1088.

The date of this Information Statement is _______________, 2011

TABLE OF CONTENTS

Questions and Answers about the Spin-off	3
Summary	6
Description of the Business	11
Risk Factors	25
Cautionary Statement	32
The Spin-off	32
Dividend Policy	37
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Management	42
Certain Relationships and Related Transactions	46
Executive Compensation	46
Security Ownership of Certain Beneficial Owners and Management	48
Description of Capital Stock	49
Limitation of Liability and Indemnification of Directors and Officers	51
Where You Can Find More Information	52
Index to Financial Statements	F-1

This Information Statement is being furnished solely to provide information to Triton stockholders who will receive shares of our common stock in the Distribution.  This Information Statement is not, and is not to be construed as, an inducement or encouragement to buy or sell any of our securities or any securities.  This Information Statement describes our business, the relationship between Triton and us, and how the Spin-off affects Triton and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of our common stock that you will receive in the Distribution.  You should be aware of certain risks relating to the Spin-off, our business and ownership of our common stock, which are described under the heading “Risk Factors.”

You should not assume that the information contained in this Information Statement is accurate as of any date other than the date set forth on the cover.  Changes to the information contained in this Information Statement may occur after that date, and we undertake no obligation to update the information, except in the normal course of our public disclosure obligations and practices.

Unless the context indicates otherwise, all references in this Information Statement to:

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“EFactor Holdings, Inc.,” “EHI,” “us,” “we,” or “our” mean EFactor Holdings, Inc., a Nevada corporation; and

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“Triton” mean Triton Distribution Systems, Inc., a Colorado corporation.

The transaction in which we will be separated from Triton and become a separately traded public company is referred to in this Information Statement as the “separation,” the “Distribution” or the “Spin-off.”

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

Q:

What is the Spin-off?

A:

The Spin-off involves the spin-off of 100,000 shares of our common stock held by our parent company, Triton.  Pursuant to a License Agreement between Triton and EHI, we obtained from Triton a non-exclusive right and license (the “License”) to use, reproduce and market the Reservation Expert (the “Software”), solely for the purpose of servicing EHI’s members. Through our use of the License, EHI’s Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the EHI website.  We also have entered into a Share Exchange Agreement with EFactor, Corp., a Delaware corporation (“EFactor”), pursuant to which we obtained all of the issued and outstanding shares of common stock of  EFactor, in exchange for an aggregate of 14,000,000 shares of our common stock.  The License Agreement and the Share Exchange Agreement are described in more detail below.  Pursuant to the License Agreement and the Share Exchange Agreement, we are now in a position to combine EFactor’s historical business with the ability to use the Software to serve EFactor’s members.  The final step of the transaction will be the pro rata distribution to Triton common stockholders of 100,000 the shares of our common stock owned by Triton.  Following the Spin-off, we will be a separate public reporting company, and Triton’s ownership will decrease to 3,900,000 shares of our common stock.  You do not have to pay any consideration or give up any of your shares of Triton stock to receive shares of our common stock in the Spin-off.

Q:

Why is Triton separating EHI from Triton’s business?

A:

Triton is in the business-to-business (“B to B”) business, whereas EFactor is more in the consumer business space. Pursuant to the License Agreement, EHI will be able to use the Triton Software and have access to EFactor’s consumer business and have access to the 2 Million EFactor members.  The Triton board of directors has determined in its best judgment that the Spin-off will preserve the value of Triton’s B to B business while allowing EHI to focus on the consumer and entrepreneur side where EFactor has strong experience.  Additionally, the Spin-off will preserve the value of EHI for the stockholders of Triton as of the Record Date, and will permit the development of that business by facilitating separate audits of EHI and future investment in EHI, in addition to providing the other benefits described under the caption “The Spin-off—Reasons for the Spin-off” on page 31.

Q:	What is being distributed in the Spin-off?

A:

Triton will distribute 0.000394 shares of EHI common stock for each share of Triton common stock outstanding as of the Record Date, a ratio of one share of EHI common stock to every 2,536.96 shares of Triton common stock.  We anticipate that 100,000 shares of our common stock will be distributed in the Spin-off, based upon the number of shares of Triton common stock outstanding on the Record Date.  EHI may issue up to ___________ additional shares as required by the rounding of fractional shares.  The shares of our common stock to be distributed by Triton will constitute 100,000 of the shares of our common stock held by Triton as of the Record Date,  or approximately 0.55% of the issued and outstanding shares.  For more information on the shares being distributed in the Spin-off, see “The Spin-off—Market for Our Common Stock” on page 33, and “Description of Capital Stock” on page 48.

Q:

What is the Record Date for the Spin-off, and when will the Spin-off occur?

A:

The Record Date is ________________ __, 2011, and ownership is determined as of 5:00 p.m. Eastern Daylight time on that date.  Shares of EHI common stock will be distributed on or about ________ __, 2011, which we refer to as the “Distribution Date.”  PLEASE NOTE: In the event Triton is required to set a new record date for the Distribution, then any holders of Triton common stock that sold their Triton shares after the original Record Date, and prior to the new record date will not be entitled to receive shares of EHI common stock with respect to those shares of Triton common stock that were sold during such time period.

Q:	As a holder of shares of Triton common stock stock as of the Record Date, what am I required to do to participate in the Spin-off?

A:

Nothing, although we urge you to read this entire document carefully.  The approval of the Triton stockholders is not required or sought to effect the Spin-off, and Triton stockholders have no appraisal rights in connection with the Spin-off.  Triton is not seeking a proxy from any stockholders, and you are requested not to send us a proxy.  Triton stockholders will not be required to pay anything for our shares distributed in the Spin-off or to surrender any shares of Triton stock.  Triton stockholders should not send in their Triton share certificates.  Triton stockholders will automatically receive their shares of our common stock when the Spin-off is effected.  If you want to receive a physical certificate, your broker and/or clearing broker and our distribution agent will need to act together to facilitate this request. There is a nominal cost associated with this process.  See below and “The Spin-off—Trading of Triton Common Stock After the Record Date and Prior to the Distribution” on page 34.

Q:

If I sell my shares of Triton common stock stock after the Record Date but before or on the Distribution Date, will I still be entitled to receive EHI shares in the Spin-off?

A:

Yes.  The right to receive the EHI shares is determined by your ownership of Triton common stock on the Record Date.  Buyers of Triton stock after the Record Date will not receive EHI common stock.  You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.  We do not make any recommendations on the purchase, retention or sale of shares of Triton common stock or our common stock to be distributed.  See “The Spin-off—Trading of Triton Common Stock After the Record Date and Prior to the Distribution” on page 34.

Q:

How will I receive my EHI shares in the Spin-off?

A:

On or about the Distribution Date, the distribution agent identified below will distribute the shares of our common stock to be distributed by crediting those shares to book-entry accounts established by the transfer agent for persons who were stockholders of Triton as of 5:00 p.m., Eastern Daylight Time, on the Record Date.  Shares of EHI common stock will be issued to holders of Triton common stock in book-entry form.  Generally, paper stock certificates will not be issued to holders of Triton common stock, but paper stock certificates for EHI common stock may be issued to holders of Triton common stock held in certificate form.  You will not be required to make any payment or surrender or exchange your shares of Triton common stock or take any other action to receive your shares of EHI common stock.  Registered stockholders will receive additional information from the transfer agent regarding delivery of the EHI shares shortly after the Distribution Date.  Beneficial stockholders will receive information from their brokerage firms.

Q:

Will the Spin-off affect the number of shares of Triton that I currently hold?

A:

No.  The number of shares of Triton common stock held by a stockholder will be unchanged. The market value of each Triton share, however, may decline to reflect the impact of the Spin-off.

Q:

If a stockholder owns stock of Triton that is already restricted as a result of restrictions arising under federal or state securities laws (“Rule 144 Restricted Stock”), what will that stockholder receive in the Spin-off?

A:

Holders of Rule 144 Restricted Stock of Triton will receive, in respect of those restricted shares, shares of our common stock that will also be restricted pursuant to Rule 144 as promulgated by the US Securities and Exchange Commission (the “SEC”).  Those particular restricted shares of our stock that you will receive will be restricted under the same terms as the Triton Rule 144 Restricted Stock in respect of which they were issued.  This means that Rule 144 restricted shares of our stock received in the Spin-off are subject to forfeiture on the same terms, and their restrictions lapse at the same time, as the corresponding Triton Rule 144 Restricted Stock.

Q:

What are the U.S. federal income-tax consequences of the distribution of our shares of common stock to U.S. stockholders?

A:

Under the U.S. Tax Code, among other requirements that likely are not met here, Triton, would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by Triton as a tax free spin-off. Triton does not meet these requirements and consequently, we do not believe that the distribution by Triton of our stock to its shareholders will qualify for tax free spin-off status.  This Information Statement should not be read as providing legal or tax advice with respect to the distribution to our shareholders.  The distribution of the EHI stock to Triton shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the EHI stock on the date of the distribution, as determined in good faith by Triton.    Certain material U.S. federal income-tax consequences of the Spin-off are described in more detail under “The Spin-off—Federal Income Tax Consequences of the Spin-off” on page 35.

Q:

What if I hold my Triton shares through a broker, bank or other nominee?

A:

Triton stockholders who hold their shares through a broker, bank or other nominee will have their brokerage account credited with shares of EHI common stock.  For additional information, those stockholders should contact their broker or bank directly.

Q:	What if I have stock certificates reflecting my shares of Triton common stock? Should I send them to the transfer agent or to Triton?

A:

No, you should not send your stock certificates to the transfer agent or to Triton.  You should retain your Triton stock certificates.

Q:

What are the conditions to the Spin-off?

A:

The Spin-off is subject to a number of conditions.  Even if those conditions are satisfied, Triton and EHI may agree to amend or abandon any and all terms of the Distribution and the related transactions at any time prior to the Distribution Date.  See “The Spin-off—Spin-off Conditions and Termination.”

Q:

Are there risks to owning shares of EHI common stock?

A:

Yes.  Our business is subject both to general and specific business risks relating to its operations.  In addition, the Spin-off involves specific risks, including risks relating to our becoming an independent public reporting company, and Triton’s status prior to the Spin-off as a potentially insolvent company.  Furthermore, after the Spin-off, EHI should be considered a company with little operating history.  See “Risk Factors.”

Q:

Does EHI plan to pay cash dividends?

A:

No.  We do not currently plan to pay a regular dividend on our common stock following the Spin-off.  The declaration and amount of future dividends, if any, will be determined by our board of directors and will depend on our financial condition, earnings, capital requirements, financial covenants, industry practice and other factors our board of directors deems relevant.  See “Dividend Policy.”

Q:

Will EHI common stock trade on a stock market?

A:

Currently, there is no public market for our common stock.  We do not anticipate that our common stock, immediately following the Spin-off, will be listed on a national securities exchange.  We anticipate, however, that subject to completion of the Spin-off and acceptance by FINRA, we plan to apply for listing with the NASDAQ markets and/or the OTC Markets Group, Inc., where price quotations for our common stock would be made available in the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services).  We cannot predict with certainty the date on which we will receive our trading symbol, or the date on which trading prices for the EHI common stock will begin to be quoted by any quotation service.  We expect that those events will occur after the Distribution Date.

Q:

Will I have appraisal rights in connection with the Spin-off?

A:

No.  Holders of shares of Triton common stock are not entitled to appraisal rights in connection with the Spin-off.

Q:

Who is the transfer agent for EHI common stock and distribution agent for the Spin-off?

A:

Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121, (801) 274-1088.

Q:

Whom can I contact for more information?

A:

If you have questions relating to the mechanics of the distribution of EHI shares, you should contact the Distribution agent:

Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121, (801) 274-1088.

Before the Spin-off, if you have questions relating to the Spin-off, you should contact Triton’s Chief Executive Officer, Gregory Lykiardopoulos, at:

Triton Distribution Systems, Inc.

CEO and President

Triton Distribution Systems, Inc.

105 Barbaree Way, Tiburon, CA  94920

Tel: 415. 381. 4806

Email: gregory@efactor.com

SUMMARY

The following is a summary of material information discussed in this Information Statement.  This summary may not contain all the details concerning the Spin-off or other information that may be important to you.  To better understand the Spin-off and our business and financial position, you should carefully review this entire Information Statement.

Our Business

History and Development of the Company

EHI was formed in September 2011, following negotiations between the officers of Triton and EFactor. To better understand EHI’s business focus, it may help to know about Triton and EFactor.

Triton

Triton is a development stage Web-based electronic catalog primarily focused on travel services distribution. The travel marketplace is a global arena in which millions of “buyers” such as travel agents and consumers and “sellers” such as airlines, hotels, car rental agencies, cruise ship lines, tour operators and entertainment companies come together. Among the systems available to buyers in their search for travel options, availability and rates are Global Distribution Systems companies, known as “GDSs,” which are accessed primarily by travel agents and Internet travel Web site companies such as Cendant Corp.'s Orbitz, Expedia, Inc.'s Expedia.com and Sabre Holdings Corp.'s Travelocity, which are accessed by consumers. These systems electronically connect a vast network of travel product sellers and globally dispersed travel agents and consumers.

Triton’s core business is the electronic distribution of travel inventory from travel sellers to travel agencies and their clients. Unlike Orbitz, Expedia and Travelocity, which are targeted to consumers we operate solely as a vendor to travel agents through our business-to-business, or “B2B,” Web-based distribution system. Triton favors the B2B market because Triton’s management estimates that 80% of global airline tickets are issued by travel agents and an estimated 70% of all travel is booked through travel agents. Moreover, the Cruise Line International Association estimates that more than 90% of cruises are booked through travel agents.

Triton’s target travel sellers are airlines, including air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing; property management vendors and suppliers such as hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators such as bus tours, expeditions, walking tours and adventure packages; cruise lines providing global sailing trips, scenic or specialty cruises within a region, and special custom cruises; and local transportation service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers. Triton’s target travel buyers are travel agencies around the world. Initially we are focusing on travel agencies in Southeast Asia and China.

The airline and general travel industries have dramatically changed since the 1960s. At that time, there was a virtual travel reservation monopoly controlled by the major United States and international airlines. These carriers had their own dedicated computer reservations systems with mainframe hardware and the generation of paper tickets. The computer reservation systems developed by American Airlines, TWA (Northwest and Delta), United Airlines, Lufthansa and Air France became the GDSs. After years of operation, the airlines ultimately sold their interests in the GDSs, principally for economic and antitrust reasons.

Triton plans to offer a broad array of proprietary products and services in various target markets. These products and service offerings can be divided into three categories: (1) B2B products, (2) portal products and (3) Web services.

B2B Products

Our principal B2B product offerings will consist of ReservationExpert™, CruiseExpert™ and TourExpert™. These proprietary products have the ability to translate the various command languages of the travel-based GDSs into one common command language for travel procurement agents. Previously, this command language communicated with Apollo/Galileo and the Worldspan GDS platform, but now communicates with the major airlines directly. With these products, a travel agent with little or no experience can execute travel-related transactions.

Red Dragon Express™ is a unique online booking system and gateway enabling travel agents to tap the vast, rapidly growing Chinese travel market. Over the next decade, China will become the largest travel and tourist destination in the world. Agencies everywhere are eager to start selling; all they need is a single application that delivers China’s domestic travel inventory right to their desktop. That’s why we built Red Dragon Express™, the only travel solution where any agent can create a local Chinese itinerary—including international and domestic segments—build a PNR, and clear payment. No distribution partner can offer the travel industry such seamless and comprehensive access to China. Now agents can access inventory from 23 domestic Chinese airlines, more than 1,800 four-star and five-star hotels, car rental agencies and tour and cruise companies. Red Dragon Express is the only travel solution where any agent can create a local Chinese itinerary—including international and domestic segments—build a PNR, and clear payment.

These products support B2B e-commerce, including agent-based activities for booking travel, as well as “back office” functions associated with the operation of a travel agency. We have developed a suite of user-friendly, point-and-click Internet-based B2B products for travel industry professionals (travel agencies, home-based agents and corporate travel departments) to easily access GDSs and to facilitate direct connections with travel sellers so they can, make travel arrangements and sell travel products and services to end customers.

Portal Products

Triton’s portal products will support consumer-oriented portals linking Internet customers with travel sellers. In the Internet age, portals efficiently link buyers and suppliers. To address this, Triton positions three core products as “e-enablers”: ResLink™, CruiseLink™ and TourLink™. These products allow customers to book travel and travel-related activities through a subscriber agency's Web site directly from the Internet in a user-friendly browser environment. Where applicable, these products are promoted for customizations and private-labeled for Triton subscribers. This solution allows subscribers to maintain their individual corporate or agency identity while providing their customers the convenience of Internet access for travel research and/or booking activities under Triton's or the agency's banner.

Triton will also market its XML Gateway as a generic portal e-enabling product. The XML Gateway provides customers the ability to establish communication links between their Web site and systems that exchange data such as a GDS or other major system repository. This unique product is leveraged heavily for use with legacy systems that have data elements with a common meaning, but which have dissimilar data structures or naming conventions within the respective systems. The XML Gateway supports effective translation of these disparate data elements such that each system can effectively exchange data with its counterpart.

Web Services

Triton intends to offer Web Services which will enable and drive the new generation of Internet-based applications. These services support application-to-application Internet communication, that is, applications at different network locations can be integrated to function as if they were part of a single, large system. Examples of applications that could take advantage of our Web Services product include automated business transactions, direct non-browser desktop, handheld device access to reservations and order-tracking systems.

Web Services, such as travel inventory warehouse services, provide travel sellers and suppliers a distribution channel through travel agents and Internet users. One of the competitive advantages of this service is the ability of travel sellers to have real-time inventory management capabilities. Our Tritontwist program assists travel sellers of travel-related inventory in storing and managing their travel merchandise. It also allows buyers to peruse and purchase this inventory. Tritontwist is designed to be the common focal point from which buyers and travel sellers of travel-related products meet to consummate a travel transaction. At present, a travel agent usually subscribes to no more than one GDS, and must lease equipment that is dedicated to that particular system. However, with the introduction of Tritontwist, an agent can subscribe to Tritontwist and immediately gain access to many direct-connect airlines and GDS systems. This access is achieved with only a personal computer, printer and Internet connection.

Other Products

TritonTwist™ is a simple, economical way to warehouse and market unsold inventory. Designed for travel vendors large and small, TritonTwist makes inventory available in real-time to potential customers worldwide, reducing travel distribution costs and providing an easy-to-manage inventory pipeline. Tritontwist will be offered to our current and anticipated subscriber base of travel agencies and other customers. Tritontwist is the platform we will use to offer direct-connect to large travel suppliers, such as airlines, and to consolidate the fragmented travel and entertainment inventory that is not currently available through GDSs. Upon loading their inventory, travel sellers immediately have a network of Triton professional travel agency subscribers through which their products and services can be sold. In addition to the growing number of Triton subscribers, travel sellers may be able to establish links from their own Web sites so their inventory will be available to Internet users seeking to purchase their travel products.

Triton’s Technology

Triton’s products are distributed over the Internet from the Triton portal, lowering the cost of distribution. Travel inventory is made available to agencies through the Triton network. With only a personal computer, a broadband Internet connection and a printer, a travel agent can securely connect to a Triton operations center.

All back-end systems connect over the SITA network to individual airlines and other travel providers. Triton’s products are built using the latest technologies, including Java, XML, Web Services and .Net. This choice of technology allows us to design operations centers that are scalable, highly secure and redundant, yet require a minimum of hardware investment compared with the mainframe-based cost structure of the traditional GDSs.

Although Triton may in the future license technology to enhance our products or services, as of the date of this Information Statement, Triton did not license technology from any third parties. Triton protects its proprietary technology through a combination of contractual provisions, confidentiality procedures, trade secrets and trademark laws. Triton's trade secrets are being protected in several ways, such as requiring all people with access to proprietary information, including employees, consultants and customers, to execute confidentiality agreements. Triton also restricts access to its source codes, trade secrets and other intellectual property.

For decades, the B2B travel agent distribution industry has been dominated by the “big four” GDSs: Sabre Inc., wholly owned by Sabre Holdings Corporation; Amadeus Global Travel Distribution S.A.; Galileo International Inc., owned by Cendant Corporation; and Worldspan, L.P. There are also several other smaller GDSs, all of which are mainframe-based, including Abacus, which operates solely in Asia.

The GDSs aggregate travel inventory from major airlines, hotels, auto rental companies and other travel sellers and distribute them to travel agents. Historically GDS's have maintained their inventory on mainframe computers which required them to install dedicated hardware at each travel agency location and connect this network worldwide with dedicated hard-wired telephone lines. These systems are very expensive, cumbersome to install and maintain, and they require training to use.

With the advent of the Internet and personal computers, the travel industry is experiencing greater transparency and there is generally increased access to travel industry data, a broader selection of inventories and more comprehensive service for corporate and leisure travelers.

EFactor, Corp.

EFactor, an entrepreneurial community with approximately 900,000 members as of January 2011, assists entrepreneurs by providing resources that every small business owner needs: gaining access to funding; building knowledge; increasing revenue; and decreasing costs. At EFactor, entrepreneurs can:

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exchange ideas with experts;

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receive exclusive discounts on business tools;

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interact with potential partners or clients; and

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discover funding for their startups.

With close to a million users in 185 countries, EFactor offers a unique mix of online and offline E.vents in the United States and internationally. Members join EFactor to make relevant connections, which can help them take their businesses to the highest level. EFactor is headquartered in San Francisco, California, and founded by a team of successful serial entrepreneurs.

Company Background

In 2007, two of the three EFactor founders, Adrie Reinders and Marion Freijsen, published the book "The N Factor: How Networking Can Change the Dynamics of Your Business." In midst of preparing materials and research, Freijsen built a small website - a basic tool that allowed all three partners to ask questions to other entrepreneurs. By researching the web, they realized that there was no central resource for worldwide entrepreneurs that supported groups of individuals who wanted to start, or already were, building their own businesses.

In March 2008, the "EFactor" website (E standing for Entrepreneurship) was established as the first online community for entrepreneurs, a place to share experiences and support each other.  In April 2009, the company chose San Francisco, California, as its headquarter. As of January 2011, EFactor had almost 900,000 users in 185 countries worldwide with highest user-base in the United States, Netherlands, UK, Germany, and India. It has attracted entrepreneurs and investors in 90 industries.

The book "E Factor - The Story," written by Adrie Reinders, Marion Freijsen and Roeland Reinders, is nearing completion and will be published in winter of 2011.

The three founders Adrie Reinders, Marion Freijsen and Roeland Reinders, are serial entrepreneurs who previously built their successes from OHM, Inc., a global enterprise dedicated to assisting emerging technology companies in selling their products to Fortune 2000 corporations throughout Europe and the United States.

As noted above, the four business pillars that EFactor supports are: gaining access to funding; building knowledge; increasing revenue; and decreasing costs.

EFactor helps members gain access to funding by providing information relating to qualified investors appropriate for their specific enterprises. By networking with other EFactor members in similar industries or via EFactor resource channels, members can build their knowledge about their own industries as well as other businesses in similar domains. The EFactor mentors program is also set up to guide entrepreneurs through different stages of business development; these mentors provide valuable knowledge that members need throughout their business ventures. EFactor assists entrepreneurs increase revenues by their being connected to the right people who can help them grow their businesses. EFactor helps members make money from their companies because members are interacting with relevant networks that can provide effective business exchanges and help turn companies into profitable enterprises.  Finally, EFactor helps entrepreneurs decrease costs by offering efficient tools and services that are business-oriented and at discount prices exclusive only to EFactor members.

Summary of the Spin-off

The following is a brief summary of the material terms and conditions of the Spin-off of EHI.  Please see “The Spin-off” for a more detailed description of the matters described below.

Distributing corporation	Triton Distribution Systems, Inc.

Distributed corporation	EFactor Holdings, Inc.

Distribution ratio

Each holder of Triton common stock will receive 0.000394 shares of EHI common stock for each share of Triton common stock outstanding as of the Record Date, a ratio of one share of EHI common stock to every 2,536.96 shares of Triton common stock.  We anticipate that 100,000 shares of our common stock will be distributed in the Spin-off, based on the number of shares of Triton common stock outstanding on the Record Date.  EHI may issue up to ___________ additional shares as required by the rounding of fractional shares.  The 100,000 shares of our common stock to be distributed by Triton constitute approximately 0.55% of the total issued and outstanding shares.  Following the Distribution by Triton of the EHI common stock to the stockholders of Triton common stock, Triton will continue to be a holder of 3,900,000 EHI common shares.  For more information on the shares being distributed in the Spin-off, see “Description of Capital Stock.”

Distribution procedures

On or about the Distribution Date, the distribution agent identified below will distribute the shares of our common stock to be distributed by crediting those shares to book-entry accounts established by the transfer agent for persons who were common stockholders of Triton as of 5:00 p.m., Eastern Daylight Time, on the Record Date.  Paper stock certificates generally will not be issued to holders of Triton common stock, but may be issued to holders of Triton common stock who hold paper certificates.  You will not be required to make any payment or surrender or exchange your shares or certificates representing shares of Triton common stock or take any other action to receive your shares of our common stock.

Distribution agent, transfer agent and registrar for our shares of common stock	Action Stock Transfer

Record Date	____________________, 2011

Distribution Date	____________________, 2011

Trading after the Record Date

Only holders of Triton common stock on the Record Date will receive shares of EHI common stock in the Spin-off.  If holders of Triton common stock sell or transfer their common stock prior to the Record Date, they will not receive shares in the Spin-off.  If you sell any shares of Triton common stock after the Record Date, you will be selling them “ex-dividend,” meaning that the purchaser of those shares will not acquire the right to receive shares of EHI common stock in the Spin-off.  You are encouraged to consult with your financial advisor or broker-dealer regarding the specific implications of selling Triton common stock following the Record Date and prior to the Distribution Date. See “The Spin-off—Trading of Triton Common Stock After the Record Date and Prior to the Distribution.”

Relationship with Triton after the Spin-off

After the Distribution Date, Triton and EHI will continue to be separate and distinct companies.  EHI will no longer be a wholly owned subsidiary of Triton.  After the Spin-off, Mr. Gregory Lykiardopoulos will continue as the sole director and executive officer of Triton, and will be the Chairman of the Board and a director of EHI.  Other than Mr. Lykiardopoulos’s service as a common director of both companies and the share ownership by Triton, after the Spin-off, and other than the License Agreement between Triton and EHI, there will be no continuing relationships between Triton and EHI.

U.S. federal income-tax consequences

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, among other requirements that likely are not met here, Triton, would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by Triton as a tax free spin-off. Triton does not meet these requirements and consequently, we do not believe that the distribution by Triton of our stock to its shareholders will qualify for tax free spin-off status.  This information statement should not be read as providing legal or tax advice with respect to the distribution to our shareholders.

Conditions to Spin-off

We expect that the Spin-off will be effective on ________________ __, 2011, the Distribution Date, provided that the conditions set forth under the caption “The Spin-off—Spin-off Conditions and Termination” have been satisfied in the reasonable discretion of Triton and EHI.  Nevertheless, even if all of the conditions have been satisfied, Triton or EHI may amend or abandon any and all terms of the Spin-off and the related transactions at any time prior to the Distribution Date.

Reasons for the Spin-off	The Triton Board and management believe that the Spin-off will provide the benefits set forth under the caption “The Spin-off—Reasons for the Spin-off” on page 31.

Trading symbol and stock price quotations

Currently there is no public market for our common stock.  We have not applied to list our common stock on any securities exchange but, subject to completion of the Spin-off and the submission and approval process associated with filings submitted to FINRA and/or the OTC Market Groups, Inc. by a market maker, we expect that following the Spin-off, prices for our common stock will be quoted on the NASDAQ markets or the OTC Bulletin Board and/or the OTC Market Groups, Inc. quotation services.  We cannot predict the trading prices for our common stock at any time after the Spin-off, nor can we guarantee that a trading market for EHI common stock will develop.  In addition, we expect that Triton common stock will remain outstanding and may continue to trade on the Pink Sheets, with price quotations available through the OTC Market Groups, Inc. quotations service.

Risk factors	You should review the risks relating to the Spin-off, our industry and our business, and ownership of our common stock described in “Risk Factors” beginning on page 23.

Trading Restrictions	Shares of our common stock distributed in the Spin-off will continue to be subject to certain restrictions on resale. See “The Spin-off—Market for Our Common Stock,” on page 33.

DESCRIPTION OF THE BUSINESS

General

On September 7, 2011, EHI was incorporated by Triton in Nevada under the name EFactor Holdings, Inc., and prior to the Spin-off operated as a wholly owned subsidiary of Triton.

The Company

As discussed above, EHI was formed by Triton in September 2011, following negotiations between the officers of Triton and EFactor.

License Agreement

Pursuant to a License Agreement with Triton, we obtained from Triton a non-exclusive right and license (the “License”) to use, reproduce and market the Reservation Expert (the “Software”), for the purpose of providing services to our Members. Through our use of the License, our Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the EHI website.

Share Exchange Agreement

We also entered into a Share Exchange Agreement with EFactor Corp., a Delaware corporation (“EFactor”), pursuant to which we obtained all of the issued and outstanding shares of common stock of  EFactor, in exchange for the issuance of an aggregate of 14,000,000 shares of our common stock.  The License Agreement and the Share Exchange Agreement are described in more detail below.  Pursuant to the License Agreement and the Share Exchange Agreement, we are now in a position to combine EFactor’s historical business with the ability to use the Software to serve EFactor’s members.

EFactor Corp. History

Stages of Development of the Company

Stage One: Defining the Business

In 2008, EFactor set out to accomplish certain goals:

-

define its mission statement;

-

define its unique selling points;

-

define its marketing strategy;

-

define its optional product portfolio for entrepreneurs;

-

define its business model; and

-

define its revenue model.

The Company’s mission statement is to support, inspire, and assist entrepreneurs worldwide. With this as its starting point, Adrie Reinders, Marion Freijsen and Roeland Reinders (the “Founders”) determined that the Company’s unique selling points were its ability to assist entrepreneurs by providing them with assistance in answering the four key questions facing all entrepreneurs, namely obtaining knowledge, increasing revenue, decreasing costs, and obtaining finance and funding (the “Four Questions”).

EFactor drew heavily on the experience of Adrie Reinders and Marion Freijsen from the preparation and publishing of their book "The N Factor: How Networking Can Change the Dynamics of Your Business."  During the preparation of the materials of their second book, working title "The EFactor" Ms. Freijsen began a small website, a basic tool that allowed all three partners to ask questions to other entrepreneurs. By researching the web, they realized that there was no central resource for worldwide entrepreneurs that supported groups of individuals who wanted to start, or already were, building their own businesses.

From there, the Founders went on to create and define their optional product portfolio for their Members, which included the Toolbox, an area of the website where the tools that assist Members to respond to the Four Questions are located, as well as other proprietary website content.  The Founders also defined their business model, namely an online resource that entrepreneurs worldwide could access and utilize to start and build businesses, and their revenue mode, which included three main categories: revenue sharing partners; premium services; and sponsors and advertising.

Stage Two: Building the business

During 2009 and 2010, EFactor began to implement the business plan and build out its business. In 2009, EFactor's focus was largely on gaining sufficient volume of Members. Critical Mass, in the management's view, would create the basis for EFactor’s success.  In 2010, as the number of Members increased, the focus shifted to the technology, resulting in a redesign and re-engineered platform in September 2010 as well as the launch of the Company’s One-Click Network.

The Company also started to find revenue sharing partners and sponsors who provided services and products that could assist the Company’s Members with their business.  They focused initially on the United States and the Netherlands, with additional emphasis on the UK, India, and China.  The Founders continued to develop the Tools in the Toolbox and to add to their Member-accessible website content. In 2011, more and more partners came to EFactor to provide their services through the toolbox, without EFactor having to reach out first.

The Company also began efforts to optimize the reach, traffic, and interaction on the Company’s website, and to create a substantial base of Members in the United States, the Netherlands, the UK, and India with its operations expanding to China in 2011.

By the end of 2009 EFactor had 275,000 Members; by the end of 2010, the number of Members reached 750,000, with an expected 2 million members by the end of 2011, although there can be no guarantee that we will reach that number as anticipated.

Stage Three: Implementation

Beginning in 2011, the Company refocused and set itself three goals:

a)

Expanding in terms of new high-quality content

b)

Increase interactivity of its members amongst themselves and with the site; and

c)

Create brand awareness through media exposure and publicity in both traditional and new media.

In the United States, interviews on NBC, ABC, and CBS News have been broadcast on national and local television and national and local radio interviews have been held.   In the Netherlands, a joint cooperation with the magazine “DeStatus,” was created, whereby the Company is assisting in the publication of a bi-monthly (every two months) magazine distributed to approximately 130,000 entrepreneurs in the country.

The Company will continue its publicity efforts in 2011 both through the above mentioned channels, as well as through targeted mailings, cooperation with regional and national magazines for targeted media promotions, and online webinars. The Company plans to hire PR and brand specialists, The Company understands that different marketing and PR strategies will be needed throughout the world, and the Company intends to continually monitor and revise its strategies based on effectiveness and results.

Ms. Freijsen will be responsible for the definition and execution of the Company’s marketing and public relations strategy.

Stage Four: Continued Growth

In 2012, 2013, and beyond, Management anticipates that the Company will expand its marketing and public relations efforts on a global scale.  The Company plans to continue to focus on bringing in more Members, and improving the products and services provided to the Members.  Management believes that through increased visibility in Internet search engines, sending out newsletters and targeted traditional and electronic mail, and increasing Member interactivity and the continued improvement and additional functionality on the Company’s website, the Company will continue and accelerate its consistent growth.  EHI is aiming to be a global thought-leader on entrepreneurship through its content, its new partnerships with Governments, and the fact that it is the largest platform for entrepreneurs globally.

Business Overview

Following the acquisition of the outstanding shares of EFactor, our business model became EFactor’s business model, and as such, we will continue to provide the full scope of EFactor’s entrepreneur-focused business strategies.

EHI supports entrepreneurs to optimize their operations leading to more profitable organizations and more successful entrepreneurs.

EHI is an entrepreneurial community and real-world service that is housed in an online social network.  The Company focuses on high-content entrepreneurs in the start-up- and build-phase of their companies and who are willing to grow and scale nationally and/or internationally.  With EHI, we believe that these entrepreneurs can optimize their operations by finding answers to “Four Critical Questions:”

1.

Obtaining knowledge;

2.

Increasing revenue;

3.

Decreasing costs; and

4.

Obtaining finance and funding.

The Four Questions – EHI’s Keys to Success: Offer a well “thought-through” portfolio of products and services

The portfolio of products and services EHI offers is reflected in our business plan of supporting, inspiring, and assisting our Members throughout the world to answer the Four Questions.

Obtaining Knowledge: We view this as our overriding service, the background against  which we see all our other services and assistance to entrepreneurs played out.  With Members of all ranges of background and experience, from inexperienced new business owners and start-ups to more experienced entrepreneurs and business people, our goal is to assist Members to obtain the knowledge, information, training, skills, and resources they need to be able to grow their business and succeed.

EHI Members can obtain knowledge through numerous services and products, including:

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Content online.  We provide our Members access to our website (www.efactor.com) , where they can find information and content, primarily through  our "Knowledge" area,  or Member-shared information via our  “Now” section.

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The Knowledge section is where all available content provided by EFactor or by Members can be posted. This Information is sub-divided for ease of access into five stages of company development (Before you Start, Setting up, Growing your business, Maturing, and Expanding) as well as sub-categories such as Books, Audio, Video, and Articles.

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The Toolbox is where EHI posts all third party and in-house products and services. A Member may buy directly on EHI’s community website or through an affiliate link leading the Member to a partner site.  The distribution and communication of all Tools is done both on- and offline.

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The "Now" section of our website provides a channel of  peer to peer information presented as a flow of updates, answers, questions, polls, and other information Members wish to share with other Members.  Everything in Now relates to experience and knowledge by and from Members.

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The "Network" area relates to creating connections between Members. Thus, it offers our unique "one-Click Network," a tool to find relevant connections instantly, as well as access to Groups, Mentors, and the EFactor Team itself (also known as our “E.Team”).

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Events.  Events are one of EHI’s unique aspects, and are opportunities for Members to gather and to learn from keynote speakers, presenters, and each other.

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Unlike other social networks, EHI is both Online and OnEarth.

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Events are hosted in twelve key cities around the world, in the understanding that wherever EFactor events are hosted, there will be a minimum of six events per year in such cities. These events provide a keynote speaker as well as a local panel to discuss a topic of interest to the members.

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Event tickets can be bought per event, varying between US$10 – 30 per Event, or a Member can opt to buy a recurring annual Subscription for a fraction of the cost, ranging from US$36 – 75 per year.

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To date, the Event cities include Los Angeles and San Francisco, California  Seattle, Washington; Minneapolis, Minnesota; Dallas and Austin, Texas; New York City, New York; Boston, Massachusetts; Miami, Florida; London, England; Utrecht, Amsterdam, and Rotterdam, Netherlands; Beijing, China; and Amman, Jordan.

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Interaction with Mentors.  EMentoring is EHI’s premier service to assist Members with real expertise to get their business off the ground, launch their idea or cross a hurdle in the development of their businesses. It also helps Members by providing a sounding board whenever they need to have solid feedback on an issue or idea.

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EHI’s EMentoring allows Members to spend time with a Mentor (either another EHI Member or an outside consultant, professional service provider, or other knowledgeable individual who can respond to the Member’s questions) dedicated to helping to solve the Member’s problem. EHI personally interviews and selects each individual who wishes to be portrayed on the site as a Mentor to ensure a high quality of service.

Support and soundboarding available to Members includes (but is not limited to):

•

Preparation of a Business Plan;

•

Marketing/Branding;

•

Sales Strategy;

•

M&A;

•

Exit Strategy; and

•

Selection of partners.

EHI plans to implement an accreditation for its Mentors so that a high standard of service can be guaranteed and EHI can become a global leader in providing Entrepreneur Mentoring services. Management anticipates that this accreditation will be led by an experienced individual who will create an accreditation program for EHI with several stages of accreditation that Mentors can aspire to.

Our assistance in obtaining knowledge (or content) can both be free of charge (“Now”/“Network”) or through paid Tools or Knowledge  (“Toolbox”/“Events”/"Knowledge").

Increasing Revenue; Decreasing Costs:

The products and services related to the more operational questions (increasing revenue and decreasing costs) are called “Tools,” and are offered to our Members in the Toolbox on our website.   Most will cost the member a small fee but each service will be offered at a discount to EFactor members compared to the normal retail price.  Examples of tools that can help our Members increase their value by increasing revenues and/or decreasing costs include the following:

Tool Name	Description
Network Events

EHI organizes Events with a difference: apart from offering Members the chance to meet other Members in their area, each event will have a Keynote speaker with a panel that talks about a different topic each time. EHI plans to organize a minimum of six events per year in each city listed in our events directory.

E.Mentoring

EHI’s premier service to help Members get their business off the ground or launch their idea!

EHI’s EMentoring allows Members to spend one hour with a Mentor dedicated to helping them solve the Member’s problem.

BizXchange

EHI helps drive revenue to Members’ businesses.

Companies from around the world will post their projects (for talent or products) on EHI’s Biz Exchange, with real dollar values.  Members can bid on one or more of these Requests for Proposal depending on the level chosen by the Member.

Be On Top of Google

It is key to be able to control what your potential clients and partners read about you on the internet. Members’ EFactor profiles will always be at or near the top, allowing Members to control what is seen first about their business.

Travel Services

Members gain access to a direct online method to plan and book trips, flights and hotels and other related Travel Services via Triton's Reservation Expert Software   which was licensed to EHI pursuant to the License Agreement.

EFactor E.Lounges, both domestic and international

With Domestic E.Lounge access, Members gain entry to our fabulous EFactor lounge in the country where they are registered as a Member, including flexible workspace, meeting rooms and conference facilities when they are needed (at a discount).

For Members who are frequent travelers and would like access to not only domestic lounges but all of the EHI lounges all over the world (1,200+ including many airport lounges), this is the package. Members receive a discount on a Regus businessworld gold membership which means, with over 1,100 Regus business lounges worldwide, a professional working environment is never far away.

Ask a Question

Ask a Question is the quick route through to an Expert in any field a Member may need. Members can immediately enter questions and send them in, and will receive an answer from one of the EHI specialists within 48 hours.

AppsPlanet

AppsPlanet offers Members a great way of getting their own company app, at a minimal cost.  There are two price points to choose from:

1. An App for the Android platform - Members receive a discounted rate.

 2. an App for ALL smart phone platforms - Members receive a discounted rate. This app will be created to run on Windows, Android, Blackberry and iPhone.

EFactor Video Conferencing	EHI video conferencing, powered by ViVu, allows Members to schedule and host video chat messages with up to 8 individuals.

Through these Tools and others, we believe that we can help our Members increase their revenues by offering access to products and services that assist with business development through finding the right partners.  We also believe we can help our Members decrease their costs by negotiating group discounts on products and services, which discounts are passed on to our Members.

Obtaining finance and funding: We recognize that most, if not all, new companies or start-ups need access to capital to be able to implement their business plans.  Operating businesses also need access to financing and funding.

The service we provide in connection with helping our Members find financing and funding is as follows:

When a Member is interested in obtaining financing or funding, the Member will fill out an electronic Finance Request, where the Member will include the name of his company; the industry or type of business; the type of funding or financing sought (i.e. debt, equity, bank financing, etc.); the amount or range of financing sought; and the general geographic location of the Member.  When it is submitted into the EHI system, the Finance Request is anonymous, and shows only the type of financing, the amount or range sought, and the geographical location.

EHI has numerous investors who have filled out electronic forms indicating the type of financing transactions they are interested in conducting (i.e. bank financing, equity, debt, combinations, etc.).  These investors pay a minimal fee ($5.00 per month) for access to the EHI system.  The investor will be able to see the anonymous Finance Requests that show up on the EHI system and determine if the investor is interested in obtaining additional information.  If so, the investor can click the corresponding link on our website, which sends an anonymous electronic message to the Member that an investor (no names provided) is interested in learning more about the Finance Request.  At that point, the Member can either choose to provide additional information to the investor, decline to proceed, or choose between multiple messages if applicable.

If both parties are interested in proceeding, they can exchange information such as more detailed information about the Member’s company and its financial position, revenues, and industry.  At any point in the negotiations, either the Member or the investor can determine to stop and withdraw from the exchange of information.

Only when both parties agree that there is sufficient interest to proceed are the names of the Member and the investor revealed to the other.  The Member and the investor conduct their own negotiations regarding the terms of any investment, and no one from EHI or any of its employees or agents are involved in the negotiations or the transaction.

In fact, the only information that EHI receives about Member’s financing transactions come from voluntary surveys that Members can complete.  When a Member terminates a Finance Request, the system automatically asks the Member to complete a short survey, including questions such as whether funding was obtained; if so, whether it was through EHI or another source; and if through EHI, the basic terms.  The survey is completely voluntary, and any information obtained by EHI is used solely in a generic fashion for marketing purposes.

As noted, EHI does not disclose the names of the Members seeking funding to the investors, or the names of the investors interested in doing funding deals to the Members.  EHI does not give any investment advice to its Members, either specifically (specific terms, valuations, etc.) or generally (debt vs. equity, length or type of transaction).  EHI does not make any suggestion as to which investors could be favorable or give any information or recommendations on any investor.

EHI provides this access to the Finance Request system as part of the Membership, and receives no fees or transaction-based compensation from any financing or funding obtained by the Members.  As discussed below, membership in EHI is free; no portion of any membership fees are or could be apportioned to helping a Member obtain financing because there is no membership fee.

EHI’s Consumer-driven Business Model

EHI is a community platform with free and paid memberships, where Members meet and find each other with the goal to optimize their operations. EHI's paid memberships are completely a la carte, where Members choose the services or resources they require based on their own situations.

EHI provides Tools both on- and offline to users to create two types of value:

1.

Member value - stimulating traffic and inviting others (“word of mouth”); and

2.

Company Value - through profits resulting from charged products and services, as well as enhancing overall knowledge and content within the community.

Examples of Tools to help increase Member value are discussed and listed above under the heading “Increasing Revenue; Decreasing Costs.”

Tools to help increase or enhance EHI’s Company Value include the following.  Please note that some products and services are available only in certain geographic locations.

Tool Name	Description
Regus Lounge Offer	Members receive a discount on a Regus businessworld gold membership which means, with over 1,100 Regus business lounges worldwide, a professional working environment is never far away.
User Testing

User Testing records video and audio of people in the Member’s target audience as they use the Member’s website.  Members get to see why they get stuck, and why they leave the site without converting or purchasing.

Ficsulator	Online tax advice for Dutch self-employed professionals. Members can calculate their biggest tax refund for free.
Backblaze Online Backup	Backblaze provides the easiest way to back up a computer. Members enjoy a discounted rate.
EchoSign Electronic Signatures	EchoSign closes contracts as fast as possible. * Fully compliant with eSIGN/UETA Act * Fastest, easiest and most compliant way to get your contracts, agreements and paperwork signed.
FreshBooks	Invoicing service for freelancers and small business owners. FreshBooks is an easy to use online invoicing service that saves Members time, gets them paid faster, and makes them look professional.
PR Newswire	EHI Members receive a discounted rate on press releases for their businesses.
FicsBook	Online accounting program for self-employed professionals or starting entrepreneurs.
oDesk Remote Staffing	Enables Members to hire, manage, and pay a distributed workteam as if everyone were in the same office.
Ode	EHI Members can receive a discount subscription to Ode Magazine.
Health Insurance (Augeo Benefits)	Members can receive discounts and savings on insurance. Coverage includes: Major Medical Coverage Limited Medical Plans Life Insurance Additional Benefits
EFactor PerksCard

Especially selected for EHI Members, the PerksCard provides Members with discounts to local movie theaters, restaurants, online retail stores and much more.

Members can receive discounts in numerous categories of goods and services, including: Automotive, Banking, Beauty, Business & Office, Clothing, Education, Electronics, Entertainment, Environmental, Financial Services, Flowers & Gifts, Food & Dining, Gift Cards, Health & Wellness, Home & Living, Insurance, Moving & Storage, Pets, Professional, Recreation, Sports, and Travel.

HubSpot	HubSpot inbound marketing software and advice helps Members and their new business get found online by qualified prospects and convert more of them into leads and customers.
WeTransfer	Members can get their own customised File Transfer Channel at a special discounted price.
BeanSprout

BeanSprout is a business development accelerator for companies looking to discover partnership opportunities with other companies. BeanSprout brings opportunities directly to Members based on their company's needs. EHI Members receive free partner credits that can be redeemed to connect with relevant business opportunities.

Disaster Guardian	Disaster Guardian helps protect Members, their families, and their business both before and after emergencies and disasters strike. Members receive discounts and other benefits.

EHI’S Revenue Model

Our revenue model is based on three categories:

1.

Revenue Sharing Partners, such as WeTransfer (a safe file transfer system, which allows companies to set up their own secured channel), DisasterGuardian (a Disaster Recovery program for business owners and their families), and BackBlaze (which provides offsite data backup and recovery services), and others in the table above.  Our revenue sharing partners share the revenues they receive from EHI’s Members at varying rates, depending on the amount of services or goods purchased by Members.

2.

Premium Services, which are EFactor's own or whitelabed EFactor products and services. These include E.Mentoring, providing mentors to our Members on either a one-off per hour payment or on a subscription, E.Lounges, providing access to business quality flexible workspaces both domestic and worldwide, and E.vents, our own hosted Events around the world.

We provide these premium services to all our EFactor (or EHI on a going-forward basis) Members.

3.

Sponsors and Advertising.  We have agreements with several businesses that sponsor or advertise at EHI events and through our system, including AON, a global provider of risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing; Achmea, a Netherlands-based integrated financial services group whose core business is insurance, who pays EFactor for four events per year; and KLM Airlines which provides airline tickets to raffle at EHI-sponsored Events.

Members

EHI MEMBERS ANALYSIS AND FORECASTS

Calculation of population and the Targeted Market per Focus Country:

To roll out operations quickly, EHI (previously EFactor) has chosen to focus on the native English speaking countries. Starting the Company in the United States (US) in 2008, and considering the Dutch heritage (NL) of the founders, United Kingdom (UK) was a natural choice to select as the third country to focus on. Operations and focus on both India (IN) and China (CH) as of this year, has mainly to do with the accelerated growth within these countries. The absolute amount of high content entrepreneurs, the increasing use of social media in their daily live and the rapid improvement of economic buying power make IN and CH natural add-ons to the selection of the so-called Focus Countries (US, NL, UK, IN and CH).

Based on numbers provided by CIA World Factbook about the total population (see Table 1) and the estimated growth rate for 2011 (see Table 2), we calculated the estimate future populations of the Focus Countries 2011 - 2013.

Table 1: Estimated total population per Focus Country and Rest of World (“RoW”)

Table 2: Estimated population growth per Focus Country and RoW

High content entrepreneurs, also referred to as white collar entrepreneurs in the UK, can be characterized as those types of entrepreneurs who are looking for growth and economic scalability; who are highly educated; and who are the new leaders of the micro-multinationals and young corporate enterprises of tomorrow.

Different sources pointed out to the total amount of high content entrepreneurs within the selected Focus Countries. The historical numbers of 2009 in Table 3 are an estimate of the combined sources. The amount of future high content entrepreneurs per Focus Country is correlated with the average population growth in the related Focus Country (see Table 2). Hence, Dutch high content entrepreneurs in 2011 are expected to grow with 0.4% compared to 2010 corresponding with the average expected population growth.

Table 3: Estimated total amount of high content entrepreneurs in Focus Countries, the Targeted Market

Table 4 explains the amount of high content entrepreneurs, hence EHI’s Targeted Market per Focus Country as a percentage of the total population of the relevant Focus Country.

Table 4: Estimated % of high content entrepreneurs as per population per Focus Country

Table 5 shows the contribution of each Focus Country with regard to high content entrepreneurs to the total Target Market of high content entrepreneurs based on these 5 Focus Countries. For example, see Table 3, the total Targeted Market consists of 64 million high content entrepreneurs in 2012 of which 25 million Americans. Hence, US contributes over 40% to the total Targeted Market of EHI, see Table 5.

Table 5: Contribution high content entrepreneurs per Focus Country to the total amount of estimated high content entrepreneurs in the target market

Development of EHI Member base per Focus Country:

EFactor started its operations on first March 2008. Factual and consistent measurement of Members per Focus Country started to be done in 2009.  Below (Table 6) shows 2009 and 2010 historical numbers, 2011 is based on current Member growth. The numbers shown for 2012 and onwards is based on EHI’s Business Plan and its strategic direction (see for details below).

Organic Member growth has been established by several (recurring) stages in EHI’s strategy. This consists of, but is not limited to:

•

E.vents: EFactor organized around 50 events in 2010, will do over 70 events in 2011, and we anticipate growing to approximately 100 E.vents in 2012;

•

Members are able to invite their existing contacts outside the community to join EHI and their personal networks on EHI.  EHI accommodates this growth, which will spiral EHI 's growth strongly by facilitating Members to invite directly from AOL, Gmail, Hotmail and Plaxo or upload a CSV file from their computers or follow instructions to download and then upload contacts from their LinkedIn databases.

•

 EHI is presented via several print media e.g., Social Media Magazine (14,5 million distribution in the US)  DeStatus (Netherlands) with 100,000 distribution bi-monthly and Ode Magazine, a global magazine for conscious entrepreneurs, as well as irregular in articles such in the Wall Street Journal Small Business section;

•

Other forms of on- and online communications that happen on a repetitive basis: SmallBizAmerica (Radio), blogs published both by management as well as external experts within a specific area, frequent use of external social media sources and contributions to worldwide programs like Pink Ribbon

In addition, EHI teams up with partners for attractive deals for high content entrepreneurs promoted in- and outside the community.

•

The above mentioned Social Media Magazine

•

Promotion mailing to external databases of high quality partners.

EHI  adheres to the values of substance over form. We will constantly be searching for the right product and service combination to serve our Member base and clientele in the best possible fashion. Hence, EHI is also expected to grow through acquisitions and partnerships of comparable communities established in local markets and companies producing products and services with high added value for the EHI Member base. Management believes that this will accelerate the growth of the current Member base of EHI.

Table 6: Estimated amount of EHI Members per Focus Country and RoW

Table 7: Estimated EHI Member growth per Focus Country and RoW

In general, EHI aims to serve 17.5% of the Focus Countries in which she is #1 as of today (US, NL). In the other Focus Countries (UK, IN and CH) the aim is to serve 7.5% of the total Targeted Market. See Table 8.

Table 8: Estimated market share of Target Marketed per Focus Country

Table 9 shows the percentage each Focus Country contributes to the overall EHI Member base. For example, see Table 6, in 2010 the total Member base of EHI is estimated at 812.000 of which 745.000 Americans. Hence, the US contributes in 2010 with 91.2% to the overall Member base of EHI.

Due to the development of other Focus Countries, the EHI Member base is expected to show more diversification by the end of 2013. The United States will remain an important Focus Country, but is expected to constitute only approximately 60% of our Members.

Table 9: Estimated contribution of EHI Members per focus country and RoW to the total EHI Member base

Table 10: Estimated amount of paying EHI Members per Focus Country

Table 11: Conversion Rates per Focus Country (Estimated % of paying EHI Members to the total EHI Member base per Focus Country)

Table 12: Estimated amount of revenue per Focus Country and RoW

Table 13: Estimated price paid per paying Member per year per Focus Country

Members Base Calculations

Adrie Reinders is responsible for execution and defining the member strategy

This includes, but is not limited to:

•

Supervision of #members per focus country;

•

Supervision of member growth per focus country;

•

Controlling targets and signaling when off course;

•

Cooperation with team members responsible for country development;

•

Responsible for attracting and managing affiliate partners for country development, e.g. UK;

•

Strategy on member base expansion outside focus countries; and

•

Competitive analysis of comparable social media databases.

Adrie Reinders will continue to work closely with Ms. Freijsen on Technology-related issues.

Sales

EHI plans to enhance and increase monetizing its membership structure and volume of Members through a well-architected, highly automated marketing system supplemented by a strong call center program.

Our products include the sale of the popular content, services and tools of EHI's well-established joint venture partners. Additional income will be recognized from corporate sponsorships, advertising and event registration fees.

Management feels that the value of EHI’s membership base is high because it is data-rich due to the demographic and specific-interest information provided by new Members when they enroll. Accordingly, Management believes that EHI’s sales and marketing programs can be targeted and tremendously effective.

We believe that EHI is a powerful, proprietary social media platform for entrepreneurs to secure knowledge, increase revenues, decrease costs, and secure funding. For small business owners, it is a one-click solution to get all of the help, services and tools that they need, plus have instant access to other entrepreneurs with whom to collaborate. To attract large numbers of Members to EHI, the Company provides its basic membership for free.

EHI generates income from its membership base through the following product/services:

Alliance Partners Commissions

EHI actively promotes the well-proven products and services of its Alliance Partners in exchange for commissions of 10 to 40% on the purchases made by EHI members from those partners. In most cases, EHI continues to receive referral commissions for as long as its Members remain customers of its partners.  As of the date of this Information Statement, the Alliance Partners included companies such as AdRoll, AppsPlanet, Backblaze, Beansprout, BizFilings, Biz2Credit, Byme, CCProof, Constant Contact, Disaster Guardian, Echosign, Ficsbooks, Keystone Law, Bizspark (Microsoft), National Car Rental, Ode Magazine, oDesk, Organization Optimizer, and Google Apps for Business.

Corporate Sponsorships

Corporations seeking prominent ongoing promotional exposure to EHI's large database of entrepreneurs pay sponsorship fees of $5,000 to $30,000 annually.  Current sponsors include AON, KLM and Achmea.

EHI’s Own Services/Resources

EHI has a range of its own (or whitelabeled) products and services it provides to members at a generally low fee.

EHI E.vents:

Over 7,000 Members attended more than 60 EHI workshops in the past 12 months. The attendees of these events become ideal prospects to purchase additional products and services of EHI and its partners.  E.vents are ideally hosted at partner locations (Regus, law firms, flexible workspaces) offered to EFactor for this use free of charge.

In general, one of EHI's marketing team members will be present to host the E.vent. Each E.vent is planned at least 6 weeks ahead of time, including a keynote speaker and local panel of entrepreneurs related to the event topic.

EHI E.vents are planned in full by the marketing team, and promoted through invitations and reminders on fixed schedule to EFactor members.

Only EFactor Members can attend its E.vents and each Member pays either on a one-off basis (tickets range from US$10 to US$30 per event) or on a recurring annual membership (depending on country ranging from US$36 to US$75 per annum).

In some cases, EHI has an Event Sponsor generating additional revenue for the event ranging from US$5,000 to US$10,000 per event.

E.Mentoring

EHI provides access to experts in their field around the world through its E.Mentoring services. A member can purchase E.Mentoring by the hour or on a subscription basis. Based on the question the Member submits, EHI will provide the best available Mentor to the member from its team of Mentors or from the E.Team itself. Members/Mentors agree the time needed to provide assistance on the Member's question/issue.

E.Lounges

EHI seeks partners that have flexible work and meeting space available in a city or multiple cities. Instead of having entrepreneurs sit in a coffee shop to discuss business topics with partners, E.Lounges are meant to provide meeting and workspace to the members in a high quality, business environment at a reduced rate. The program currently features multiple partners such as Regus, Spaces (netherlands based provider ) and ROSL (Royal Overseas Lounges, a service within the commonwealth countries) and will be expanded as EHI finds additional quality partners that are willing to offer their locations at a discount to its members.

Additional information on the sales and revenues to date will be provided in the “Management’s Discussion and Analysis” section.

Properties

We do not own any property. We rent the office our Headquarters at 870 Market Street, Suite 828, San Francisco, CA 94102, USA, and a company apartment located at 365 Talbot Avenue, T08, Pacifica, CA 94044, USA.  The office is leased annually, and we are now in our second year. The start date was March 1 , 2010.   Lease payments are as follows: March 1 to August 31, 2010: $3,300 per month; September 1, 2010, to February 28, 2011: $3,713 per month; March 1, 2011, to February 29, 2012: $3,878 per month; and March 1, 2012 to February 28th, 2013: 4,043 per month.  We believe that this space will be sufficient for our needs for the foreseeable future.

Legal Proceedings

None.

Employees

EFactor has 10 full-time employees currently and two interns (part-time).  We believe that our relationship with our employees is good.

Corporate Information

Corporate Structure

Pursuant to the Spin-off, we will be separated from Triton and become a separate publicly traded company.  The Spin-off and our resulting separation from Triton involve the following steps:

·	Under the Exchange Act, the registration statement on Form 10 filed by EHI shall have become effective, and Triton and EHI will mail a copy of this Information Statement to all stockholders of Triton.
·

Following the Spin-off, we will operate as a separate publicly traded company, and we expect that our common stock will be eligible to be quoted on the Nasdaq markets or in the OTCBB and/or the OTC Markets Group, Inc. quotations services following consummation of the Spin-off.

For a further explanation of the Spin-off, see “The Spin-off” beginning on page 31.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained in this Information Statement.  Some of these risks relate principally to our Spin-off from Triton, while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our common stock.  If any of these risks develop into actual events, our business, financial condition, results of operations or cash flows could be materially adversely affected, and, as a result, the trading price of our common stock could decline.

Risks Relating to Our Business

We have no dividend history and have no intention to pay dividends in the foreseeable future. Investors in our shares would have to rely on the value of those shares and the market, if any, for such shares in order to realize any benefit from their ownership of our stock.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.  Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income.  Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price, if established, will rise to provide any such increase.

We may require additional financing in the future, which may not be available, or may not be available on favorable terms.  If we cannot obtain such financing, we may be required to cease operations.

We may need additional funds to finance our operations, to make additional investments, or to acquire complementary businesses or assets.  We may be unable to generate these funds from our operations and we may not be able to obtain financing from other sources, including the sale of our securities, on terms that will be favorable to us.

If the Company fails to be approved by the Securities and Exchange Commission to be a public company, or if the Company fails to be approved to trade its shares on the NASDAQ Market or another market or trading facility, our ability to raise capital when needed may be adversely affected.

If we cannot raise capital when it is needed, we may be required to reduce or suspend operations or go out of business altogether. Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, if our products and services developed are not well-received or if our stock price or trading volume is low. Additional funding may not be available on favorable terms to us, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in further dilution to our stockholders. If we raise money through debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we cannot sustain our working capital needs with financings or if available financing is prohibitively expensive, we may not be able to complete the commercialization of our products and services. As a result, we may be required to discontinue our operations without obtaining any value for our products and services, which could eliminate stockholder equity, or we could be forced to relinquish rights to some or all of our products in return for an amount substantially less than we expended.

You should not rely on EFactor Corp’s past results to predict our future performance because our operating results fluctuate due to factors which are difficult to forecast.

The past operating results of EFactor Corp, our predecessor entity, may not be accurate indicators of the future performance of EHI. The operating results of EFactor Corp have been subject to significant fluctuations in the past, and these fluctuations are likely to continue. The factors that may contribute to these fluctuations include:

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we are in an early stage of development and have a limited operating history, which makes evaluation of our business more difficult;

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our revenue is highly dependent on the increase and recruitment of members;

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we face competition from established as well as other emerging companies in the same or similar business model, which could divert customers to our competitors and significantly reduce our revenue and profitability;

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our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure;

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doing business internationally poses special risks, which could increase our costs and require us to allocate significant management resources to address;

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we may have difficulty establishing adequate management, legal and financial controls in the United States and other countries around the world;

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investors should not anticipate receiving cash dividends on our common stock; and

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there is a reduced probability of a change of control or acquisition of us due to the possible issuance of preferred stock. This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

In addition, our continued investments in research and development, capital equipment and ongoing customer service and support capabilities may result in significant fixed costs that we cannot reduce rapidly. As a result, if our sales for a particular fiscal period are below expected levels, our operating results for the period could be materially adversely affected.

If we are unable to continue to bring in new Members, we may not be able to increase or sustain our profitability on a quarterly or annual basis in the future.

Most of our anticipated revenue is anticipated to be derived from recruiting new members. Our anticipated revenue will increase and decrease with the level of membership recruitment activity and is therefore highly subject to declines of our sales and therefore of our revenues. Factors that may adversely affect difficulties in recruiting new members include:

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economic downturns and recessions;

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global security issues, political instability, acts of terrorism, hostilities and war;

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inclement weather, such as the recent tsunami which devastated parts of Southeast Asia;

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exposure to contagious diseases such as SARS and avian bird flu;

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economic and political issues in the Middle East, Asia, Latin America and elsewhere; and

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the financial condition of future members.

The possibility of further terrorist attacks, hostilities and war, as well as the global economic downturn could have a material adverse effect on our business.

Worldwide financial instability may continue to adversely affect many countries. The worldwide financial instability could have an adverse impact on our anticipated revenue, financial performance in general, operations and liquidity and capital resources.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

 We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

 In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from few number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure. If we are unable to do so, we will be unable to retain our customers or attract new customers.

 In order to be successful, we must provide reliable, real-time access to our systems for our customers and while also pursuing a low-cost model. If our operations grow in both size and scope, we will continuously need to improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced products, services, features and functionality, all while maintaining the reliability and integrity of our systems and infrastructure and while pursuing the lowest cost per transaction. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

Conducting business internationally poses special risks, which could increase our costs and require us to allocate significant management resources to address.

We do business internationally which requires management attention and special resources. Nevertheless, we face a number of risks associated with our international operations, including the following:

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Challenges caused by distance, language and cultural differences;

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longer customer payment cycles in some countries;

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increased credit risk and higher levels of payment fraud;

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legal and regulatory restrictions;

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foreign exchange controls that might prevent us from repatriating cash earned in other countries;

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political and economic instability and export restrictions; and

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potentially adverse tax consequences.

We may have difficulty establishing adequate management, legal and financial controls in other countries.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in other countries. We may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Other than our Chairman and CEO, the rest of our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and affect programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

Once the Form 10 becomes effective and we are a public company, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

Once the Form 10 has been declared effective, We will be subject to various SEC reporting and other regulatory requirements, including the Sarbanes-Oxley Act of 2002. We have incurred expenses and, to a lesser extent, diversion of our management’s time in our efforts to prepare for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our customer base, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

We may acquire other businesses to grow our customer base, to expand into new markets, or to provide new services. We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

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difficulties in assimilating the operations and employees of acquired companies;

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diversion of our management’s attention from ongoing business concerns;

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our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

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additional expense associated with amortization of acquired assets;

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additional expense associated with understanding and development of acquired business;

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maintenance and implementation of uniform standards, controls, procedures and policies; and

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impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel.  We intend to hire additional employees, including software engineers, sales and marketing employees and operational employees.  The competition for qualified sales, technical, and managerial personnel in the entrepreneurial community, is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the knowledge, skill and expertise of several key founding and business development employees, including the current Officers: Gregory Lykiardopoulos, Adrie Reinders, Marion Freijsen, and Roeland Reinders; and current employees: Eva Hukshorn, Adam Himmelman, Wendy Hung, and Henry Ning.  The loss of any of the key personnel listed above could materially and adversely affect our future business efforts.  Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key employees, executive employees, or independent contractors resigns from EHI to join a competitor, to the extent not prohibited by such person’s non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on us.  We do not presently have any key man life insurance on any of our employees.

As of the date of this Information Statement, we had only three executive officers, who were also our three directors.  As such, management of the company is consolidated into a small group of individuals.  The concentration of executive responsibility in a small group of individuals may adversely affect internal controls for corporate governance and finance purposes and poses other operational risks that may adversely affect our operations and the market for our shares.

Adrie Reinders and Marion Freijsen currently serve as our sole executive officers, with Mr. A Reinders functioning in the capacity of Chief Executive Officer, and Ms. Freijsen in the capacity of Chief Operating Officer.  Additionally, Gregory Lykiardopoulos serves as our Chairman.  Additionally, the board of directors currently consists of these same individuals as our three directors.  As such, the absence of additional officers at the executive level results in an absence of the typical corporate checks and balances.  Such consolidation of management roles may also subvert certain of our operational controls and procedures.

An inability to market and develop additional services may adversely affect our ability to retain existing Members or attract new Members, which would adversely affect our results of operations and financial condition.

We assist entrepreneurs worldwide in responding to four basic questions: obtaining knowledge, increasing revenue, decreasing costs, and obtaining finance and funding (the “Four Questions”), by offering certain products and services to our Members.  In order to address the future needs of our Members, we will be required to market and develop additional products and services.  We may not be able to continue to provide the range of products or services that our Members need or desire.  We may lose some of our Members or be unable to attract new Members if we cannot offer the products and services our Members need or desire to help them obtain answers to the Four Questions.

Our approach to assisting entrepreneurs may not achieve widespread acceptance by individuals or entrepreneurs, which could limit our ability to grow our business and adversely affect our financial condition and the results of our operations.

Our ability to increase revenue in the future depends on the acceptance of our products and services by our Members and our ability to bring in new products and services.  The acceptance of these products and services could be hindered by the perceived costs of these new products and services

Our failure to respond to rapid change in the technologies of the global market could cause us to lose revenue and could harm our business.

Our success will depend substantially upon our ability to enhance our offering of products and services to our Members, and to develop and introduce, on a timely and cost-effective basis, new products, services, and features that meet the changing requirements of our Members and incorporate technological advancements.  If we are unable to develop new products and services and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products and services with sales of new products or services, our business will suffer.

Risks Relating to Ownership of or an Investment in Common Stock of EHI

At the present time, there is no public market for our common stock.  If a market develops, our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

At the present time, there is no public market for our common stock, and there is no guarantee that any public market will develop or be sustainable.  If a market develops, the number of persons interested in purchasing our common stock at or near the ask prices at any given time may be relatively small or non-existent.  This situation likely will be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days, weeks, months, or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give an investor any assurance that a broader or more active public trading market for our common stock will develop or be sustained.

If a trading market for our common stock develops, the market price for our common stock likely could be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, which could lead to wide fluctuations in our share price.

If a trading market for our common stock, develops, the market likely could be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price would continue to be more volatile than a seasoned issuer for the indefinite future following the development of a trading market. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Second, we are a speculative or “risky” investment due to our limited operating history, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to whether a market will develop or what the prevailing market price for our common stock will be at any time.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

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quarterly variations in our operating expenses;

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announcements of new products or services by us;

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fluctuations in interest rates;

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significant sales of our common stock, including “short” sales;

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the operating and stock price performance of other companies that investors may deem comparable to us

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news reports relating to trends in our markets or general economic conditions.

Our operating results may fluctuate significantly, and these fluctuations may cause our common stock price to fall, should a trading market in our common stock develop.

Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter, as well as the trading price of our common stock, should a trading market develop following the effectiveness of the Form 10.  You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance.  Factors that may affect our quarterly results include:

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market acceptance of our products and technologies and those of our competitors;

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speed of commercialization of our early stage, state-of-the-art designs and developments;

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our ability to attract and retain key personnel; and

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our ability to manage our anticipated growth and expansion.

Investors should not anticipate receiving cash dividends on our common stock.

Even if publicly traded in the future, our common stock may be subject to “Penny Stock” restrictions.

If our common stock becomes publicly traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock’s market liquidity.  The SEC has adopted regulations which define a “penny stock” to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities.  Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Those requirements could adversely affect the market liquidity of such stock.  There can be no assurance that if our common stock becomes publicly traded, the price will rise above $5 per share so as to avoid these regulations.

The power of our board of directors, without any action or approval by our stockholders, to designate and issue additional classes of capital stock, including preferred stock, and certain aspects of Nevada corporate law, may adversely affect the relative rights of our common stockholders or make it more difficult for an acquiror to obtain control of the company without the approval of our board of directors.

Our authorized capital consists of an aggregate of 55,000,000 shares of capital stock, including 50,000,000 shares of authorized common stock, and 5,000,000 shares of undesignated preferred stock.  Pursuant to authority granted by our certificate of incorporation and applicable state law, our board of directors, without any action or approval by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate, and establish the rights, preferences and privileges of such shares, including dividends, liquidation, and voting rights.  The rights of holders of other classes or series of our capital stock, including preferred stock that may be issued, could be superior to the rights of the shares of our common stock distributed in the Spin-off.

Further, as a Nevada corporation, we are subject to provisions of the Nevada Revised Statutes regarding “business combinations” and “control share acquisitions.”  We may, in the future, consider adopting additional anti-takeover measures.

The designation and issuance of shares of capital stock having preferential rights could adversely affect the relative rights appurtenant to the shares of our common stock.  In addition, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders and may dilute our per-share book value.  Finally, the aspects of Nevada corporate law noted above will generally make it more difficult for a potential acquiror to obtain control of the company without the approval of our board of directors.  When coupled with the significant ownership of our board of directors and management, these factors will significantly deter others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders in general.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We may engage in equity financing to fund our future operations and growth.  If we raise additional funds by issuing equity securities, stockholders may experience significant dilution of their ownership interest (both with respect to the percentage of total securities held, and with respect to the book value of their securities) and such securities may have rights senior to those of the holders of our common stock.

Risks Relating to the Spin-off

We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from Triton, which would adversely affect the market for and the price of our shares, including those shares distributed in the Spin-off.

We might not obtain the potential benefits that we expect from the Spin-off.  Further, Triton stockholders who receive our stock might not realize the intended benefits of the Spin-off.  We have described those anticipated benefits elsewhere in this Information Statement.  See “The Spin-off—General.”  By separating from Triton, there is a risk that we might be more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of Triton.  In addition, we will incur significant costs, which might exceed our estimates.  As a result, we may not be able to achieve some or all of the benefits that we expect to achieve as an independent public company.

The distribution is a taxable transaction, and therefore you could be subject to material amounts of taxes.

The distribution of our shares by Triton pursuant to this Form 10 does not qualify as a tax-free spin-off to Triton shareholders under Section 355 of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”).  As a consequence, you could be subject to material amounts of taxes. In addition, Triton will have to recognize a taxable capital gain on the difference between the fair market value of the interest in the Company it is distributing to its shareholders and its tax basis in the distributed stock. Furthermore, those Triton shareholders who receive our common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such shareholders, even though we believe the shares to be distributed in the distribution to have only nominal value.  Neither this information statement nor the registration statement of which it is a part should be read to constitute tax or legal advice with respect to the distribution of our shares.

The Spin-off will result in costs associated with being a publicly held company.

After the Spin-off, we will be a public company with the obligation to file reports with the SEC and other obligations associated with being a public reporting company.  In particular, we will be required to maintain adequate internal controls and to pay for audits and reviews of our financial statements by our independent registered public accounting firm.

CAUTIONARY STATEMENT

This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements about our plans, objectives, expectations and intentions.  Forward-looking statements include information concerning our possible or assumed future results of operations and other statements about management’s future expectations, beliefs, goals, plans or prospects.  You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “forecast,” “potential,” “contemplate,” “could,” “would,” “may,” and “can” or similar words.  You should read statements that contain these words carefully.  They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control.  These risks are described in greater detail in the section entitled “Risk Factors” beginning on page 23 of this Information Statement.

If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  In addition, any forward-looking statements in this Information Statement represent our views only as of the date of this Information Statement and should not be relied upon as representing our views as of any subsequent date.  We anticipate that subsequent events and developments may cause our views to change.  Nevertheless, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, either as a result of new information, future events or otherwise.

THE SPIN-OFF

Background

The Triton Board of Directors determined that it is in the best interests of Triton to separate the EFactor business which is operating in Triton’s subsidiary, EFactor Holdings, Inc., through the Spin-off, the material terms of which include the following:

•

The distribution to the stockholders of Triton of a pro rata ownership in EHI; and

•

The filing of a registration statement on Form 10 under the Exchange Act for the purpose of registering the common stock of EHI and causing EHI to become subject to the information reporting requirements and other conditions of a reporting company under Exchange Act.

In connection with the Spin-off and the filing of the registration statement on Form 10, EHI expects to cooperate with certain market makers for the purpose of obtaining a trading symbol for its common stock as soon as reasonably possible, and to apply to publish price quotations for the EHI common stock on the Nasdaq Markets or the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services.  Therefore, at the conclusion of the Spin-off transaction and after completing the process of obtaining a trading symbol, we anticipate that EHI will be a public reporting company with its share prices quoted in the over-the-counter trading markets.  We will be separate, distinct and independent company from Triton Distribution Systems, Inc., with our own trading symbol.

Description of EHI

For a discussion of the business of EHI on a going-forward basis, please see the “Description of the Business” section above.

Reasons for the Spin-off

As noted above, Triton is a development stage Web-based electronic catalog primarily focused on travel services distribution. Triton’s core business is the electronic distribution of travel inventory from travel sellers to travel agencies and their clients. Triton’s target travel sellers are airlines, including air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing; property management vendors and suppliers such as hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators such as bus tours, expeditions, walking tours and adventure packages; cruise lines providing global sailing trips, scenic or specialty cruises within a region, and special custom cruises; and local transportation service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers. Triton’s target travel buyers are travel agencies around the world.

Triton was a publicly reporting company until 2009 when Triton filed a Form 15 and terminated its registration.  Triton’s Board of Directors has periodically reviewed the possibility of becoming a reporting company again, but has not had the access to capital to enable it to satisfy its obligations, including the costs relating to being a public company.

While Triton is in the business-to-business (“B to B”) business, EFactor Corp was, and EHI will be, going forward, more focused in the consumer business space.  EHI’s core business will continue to be providing services to the entrepreneur Members.  Additionally, pursuant to the License Agreement, EHI will be able to use the Triton Software to provide support and service to EFactor’s consumer business and to the approximately 2 Million EHI members.

Triton’s Board of Directors believes that the License Agreement with EHI, which will enable EHI to provide travel-related services to its Members, will also provide revenue and license fees to Triton.  The Triton board of directors has determined in its best judgment that the Spin-off will preserve the value of Triton’s B to B business while allowing EHI to focus on the consumer and entrepreneur side where EFactor has strong experience.  Triton’s Board of Directors also believes that the revenues from the License Agreement with provide sufficient revenues to Triton to permit it to meet its obligations, with a view to again becoming a public reporting company.  Triton’s Board believes that the access to capital as a public company will enable Triton to develop additional products and services which are unrelated to those of EHI.

Because the two businesses, Triton and EHI, have such different focuses, clients, customers, and markets, the Board of Directors of Triton believes that it is in the best interest of Triton and its shareholders to permit EHI to become a separate publicly reporting company, providing public information to EHI’s shareholders and the market in general, and permitting the two companies to proceed in their separate markets.

Additionally, Triton’s Board of Directors believes that the Spin-off will preserve the value of EHI for the stockholders of Triton as of the Record Date, and will permit the development of that business as a separate and distinct company.  The shareholders of both Triton and EHI will benefit from separate audits of EHI and Triton, separate financial statements and financial disclosures, and separate public reports of the two companies.  Triton’s Board believes that this will increase the potential for future investment in both EHI and Triton.

Costs of the Spin-off

As of the date of this Information Statement, Triton has incurred legal and accounting fees totaling approximately $90,000.

Structure of the Spin-off; Distribution Agreement

The Spin-off will be accomplished through the Distribution of stock of EHI to stockholders of record of Triton as of the Record Date.  The ratio of shares of EHI common stock to Triton common stock issuable in the Spin-off is a ratio of one share of EHI common stock to every 2,536.96 shares of Triton common stock.  The distribution is intended to occur on the Distribution Date.  On that date, each holder of Triton common stock will receive 0.000394 shares of EHI common stock for each share of Triton common stock held and will retain such holder’s shares of Triton common stock.   (In other words, this is not a share exchange of Triton common stock for EHI common stock.)  The Distribution is subject to the satisfaction or waiver of certain conditions, which are described in this Information Statement under “Conditions to the Spin-off.”  Following the Spin-off, Triton will continue to own a large equity interest in EHI (approximately 21.67%).  Additionally, EHI will be an independent and separate public reporting company.

Triton stockholders will not be required to pay for shares of EHI common stock received in the Spin-off or to surrender or exchange shares of Triton common stock in order to receive our common stock or to take any other action in connection with the Spin-off.  No vote of Triton stockholders will be required or sought in connection with the Spin-off, and Triton stockholders will have no appraisal rights in connection with the Spin-off.  The Spin-off will not affect the number of outstanding shares of Triton common stock or any rights of Triton stockholders, although it will likely affect the market value of the outstanding Triton common stock.

Immediately following the Spin-off, we expect that approximately 18,000,000 shares of EHI common stock will be issued and outstanding, based on the Distribution described above.  We also expect to have approximately 286 stockholders of record, based on the number of stockholders of record of Triton common stock on the Record Date.

The specific terms and conditions relating to the Spin-off are set forth in the Distribution Agreement, discussed below.  Under the Distribution Agreement, the Spin-off will be effective on the Distribution Date.

Distribution Agreement

EHI intends to enter into a Separation and Distribution Agreement (the “Distribution Agreement”) with Triton containing key provisions relating to the separation of our business from Triton and the distribution of our shares of common stock. The Distribution Agreement identifies the assets that we own, or were transferred to us in connection with the Distribution Agreement.

The Distribution Agreement accomplishes two main tasks: sets forth the terms of the separation of EHI (the “Separation”) from its parent company, Triton Distribution Systems, Inc.; and sets forth the terms and conditions of the Distribution of EHI shares held by Triton (the “EHI Shares”) to the Triton stockholders.

Separation of EHI from Triton

Pursuant to the Distribution Agreement, upon execution of the Distribution Agreement, EHI will be entitled to retain all of its assets, consisting (generally) of the assets of EFactor Corp owned prior to the Share Exchange Agreement, consisting of certain intellectual property; fixed assets (including equipment, furniture, hardware, and non-proprietary software); EHI’s rights under the License Agreement; EFactor’s Member lists, information, and relationships; and contracts; and Triton agreed to take any steps necessary to effect any transfer not already completed.

Distribution of EHI Shares

Additionally, the Distribution Agreement sets forth the terms and conditions relating to the Distribution of the EHI Shares to the Triton stockholders.  Triton agreed to distribute 100,000 of the EHI Shares to its stockholders, and to take the following additional actions: prepare and transmit such information (including this Information Statement) as would be required by applicable laws; prepare and file with the SEC a registration statement on Form 10 to register EHI as a public company; assist in the preparation and filing with the Nasdaq Markets or the OTC Bulletin Board an application for listing of the EHI Shares for trading; and to take all such other steps as reasonably necessary to effectuate the Distribution.  The Distribution Agreement imposed certain conditions on the Distribution, including the mailing of this Information Statement; the preparation and filing of the registration statement on Form 10; and the approval by the boards of directors of both companies.

Pursuant to the Distribution Agreement, Triton and EHI agreed to cooperate in connection with access to data necessary to operate their respective businesses.  Further, Triton and EHI each agreed to indemnify the other in connection with certain claims, and to cooperate in the event of any claims or legal proceedings brought against either party.

When and How You Will Receive EHI Shares

On the Distribution Date, Triton will release its shares of EHI common stock for distribution by the distribution agent, Action Stock Transfer Corp.  The distribution agent will cause the shares of EHI common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

“Street Name” Holders

Many Triton stockholders hold Triton common stock through an account with a bank or brokerage firm.  If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf.  For stockholders who hold their shares of Triton common stock in an account with a bank or brokerage firm, the EHI common stock distributed to you will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the EHI shares that you are entitled to receive in the Distribution.  We anticipate that banks and brokers will generally credit their customers’ accounts with EHI common stock shortly after the Distribution Date.  We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having shares of EHI common stock credited to your account.

Registered Holders

If you are the registered holder of shares of Triton common stock and hold your shares either in physical form or in book-entry form, the shares of EHI common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of EHI common stock.  Our distribution agent will send you a statement reflecting your ownership of our common stock.

Direct Registration System

As part of the Spin-off, we will be adopting a direct registration system for book-entry share registration and transfer of our common stock.  The shares of our common stock to be distributed in the Spin-off will be distributed as uncertificated shares registered in book-entry form through the direct registration system.  No certificates representing your shares will be mailed to you in connection with the Spin-off.  Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in our shares.  Contact information for our transfer agent and registrar is provided under “Questions and Answers about the Spin-off” beginning on page 1.  The distribution agent will begin mailing book-entry account statements reflecting your ownership of shares promptly after the Distribution Date.  You can obtain more information regarding the direct registration system by contacting our transfer agent and registrar.

Market for Our Common Stock

We expect to have approximately 18,000,000 shares of our common stock outstanding immediately after the Spin-off, based upon the number of shares of Triton common stock outstanding on the Record Date.  The shares of our common stock distributed to Triton stockholders will be freely transferable, subject to certain volume limitations, and except for shares received by persons who may be deemed to be our “affiliates” under the Securities Act of 1933 (the “Securities Act”).

Persons who may be deemed to be our affiliates after the Spin-off will be subject to certain resale restrictions arising under Rule 144 promulgated by the SEC.  Affiliates generally include individuals or entities that control, are controlled by, or are under common control with us, and may include some or all of our directors and executive officers.  Our affiliates will be permitted to sell their shares of EHI common stock, only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 promulgated under the Securities Act (“Rule 144”).

Rule 144 will generally be available for the resale of our common stock by affiliates once 90 days have elapsed from the date we become subject to the reporting requirements of the Exchange Act, which is the date when the registration statement on Form 10, of which this Information Statement is a part, becomes effective.  Under Rule 144, provided certain conditions are satisfied, an affiliate may sell, within any three-month period, a number of shares that does not exceed the greater of:

•

1% of the then-outstanding shares of common stock, and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which the notice of the sale is filed with the SEC.

Sales under Rule 144 are also subject to provisions relating to notice, manner of sale, and the availability of current public information about us.

There is currently no public market for our common stock.  We have not applied to list our common stock on any securities exchange but, subject to completion of the Spin-off, we anticipate that our common stock will trade in the over-the-counter market (OTCBB and/or OTC Markets Group, Inc. quotation services) after completion of applications by market makers with FINRA and/or the OTC Markets Group, Inc.  Neither we nor Triton can give any assurances as to the trading price of our common stock after the Spin-off.  The trading price of our common stock is likely to fluctuate significantly, particularly until an orderly market develops.  We cannot predict that such a market will ever develop or the prices at which our shares may trade.  See “Risk Factors—Risks Relating to Ownership of Our Common Stock.”  In addition, we cannot predict any change that may occur in the trading price of the Triton common stock after the Spin-off.

Trading of Triton Common Stock After the Record Date and Prior to the Distribution

If you own shares of Triton common stock at 5:00 p.m., Eastern Daylight time, on the Record Date and sell those shares on or prior to the Distribution Date, you will be selling those shares “ex dividend” and the purchaser of such shares will not acquire the right to receive shares of EHI common stock in the Spin-off.  In addition, in the event Triton is required to set a new record date for the Distribution, and if you sell your Triton common shares after the original Record Date you will not be entitled to receive shares of EHI common stock with respect to those shares of Triton common stock that you sold after the original Record Date but before the new Record Date.

Conditions to the Spin-off

We expect that the Spin-off will be effective on ______________________, 2011.  The Spin-off is subject to the satisfaction of the following conditions:

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The Form 10 shall have been filed with the SEC for the purpose of registering the EHI common stock under the Exchange Act, with no stop order in effect with respect thereto;

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An information statement satisfying the requirements of the SEC shall have been filed with the SEC and mailed to all holders of Triton common and preferred stock as of the Record Date;

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All government approvals and other consents necessary to consummate the Spin-off shall have been obtained and be in full force and effect, except for any such government approvals or consents the failure of which to obtain would not have a material adverse effect on the business, operations or condition (financial or otherwise) of either Triton or EHI;

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No order, injunction or decree issued by any court or agency of competent jurisdiction preventing the consummation of the Spin-off shall be in effect, and no other event outside the control of Triton shall have occurred or failed to occur that prevents the consummation of the Spin-off;

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The Triton Board shall have authorized and approved the Spin-off and not withdrawn such authorization and approval;

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The Board of Directors of Triton shall not have reasonably determined in good faith that the Distribution would not be permitted under the Nevada Revised Statutes Chapter 78; and

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No other events or developments shall have occurred that, in the sole discretion of the Triton Board, would result in the Spin-off having a material adverse effect on Triton, its stockholders or its creditors, or not being in the best interest of Triton, its stockholders, and creditors.

Triton will use its best efforts, and cooperate with EHI, to take all actions to cause the Spin-off to be completed in the most expeditious manner practicable, including the satisfaction of the above conditions.

Tax Consequences of the Distribution

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, among other requirements that likely are not met here, Triton, would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by Triton as a tax free spin-off. Triton does not meet these requirements and consequently, we do not believe that the distribution by Triton of our stock to its shareholders will qualify for tax free spin-off status.  This Information Statement and the Form 10 of which it is a part should not be read as providing legal or tax advice with respect to the distribution to our shareholders.

The distribution of the EHI stock to Triton shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the EHI stock on the date of the distribution, as determined in good faith by Triton.  Additionally, Triton will recognize taxable income in connection with the distribution.  If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV. The tax impact of the distribution on Triton is not anticipated to be significant.

All stockholders should consult their own tax advisors concerning the specific tax consequences of the Spin-off of our common stock to holders of Triton common stock in light of their particular circumstances.  This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor.

Reason for Furnishing this Information Statement

This Information Statement is being furnished solely to provide information to Triton stockholders who will receive shares of EHI common stock in the Spin-off.  It is not to be construed as an inducement or encouragement to buy or sell any of our securities or any Triton securities.  We believe that the information contained in this Information Statement is accurate as of the date set forth on the front cover.  Changes may occur after that date and neither Triton nor we undertake any obligation to update the information, except to the extent applicable securities laws require us to do so.

DIVIDEND POLICY

The declaration and amount of future dividends, if any, will be determined by our board of directors and will depend on our financial condition, earnings, capital requirements, financial covenants, regulatory constraints, industry practice and other factors our board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the Form 10 of which this Information Statement is a part. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a pioneer in providing a full-featured social network for entrepreneurs. We provide a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information. Ours member network is built from entrepreneurs and small business owners who are spread over 160 countries. Our mission statement is to support, inspire, and assist entrepreneurs worldwide.  Our unique selling points are our ability to assist entrepreneurs by providing them with assistance in answering the four key questions facing all entrepreneurs, namely obtaining knowledge, increasing revenue, decreasing costs, and obtaining finance and funding.

We were incorporated in the state of Nevada on September 7, 2011 as a wholly owned subsidiary of Triton Distribution Systems, Inc. On September 24, 2011, we entered into a Share Exchange Agreement with EFactor Corp., a Delaware corporation (“EFactor”), pursuant to which we obtained all of the issued and outstanding shares of common stock of EFactor, in exchange for the issuance of an aggregate of 14,000,000 shares of our common stock.   Pursuant to a License Agreement with Triton, we obtained from Triton a non-exclusive right and license to use, reproduce and market the Reservation Expert (the “Software”), for the purpose of providing services to our Members. Through our use of the license, our Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from our website.

Pursuant to the License Agreement and the Share Exchange Agreement, we are now in a position to combine EFactor’s historical business with the ability to use the Software to serve EFactor’s members.

The transaction between us and EFactor was accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of Efactor obtained control of us.  Accordingly, the merger of Efactor into us was recorded as a recapitalization of Efactor, with Efactor being treated as the continuing entity. The historical financial statements presented are the financial statements of Efactor. The share exchange agreements have been treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the date of this transaction, the net assets of the legal acquirer were $0.

As a result of the reverse merger transactions described above the historical financial statements presented are those of Efactor.

Going Concern Considerations

Our financial statements have been prepared assuming we will continue as a going concern. We have experienced recurring losses and negative cash flows from operations and have an accumulated deficit. These conditions raise substantial doubt as to our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We believe our cash and cash equivalents on hand and expected to be generated from operations will not be sufficient to fund our operations through the next twelve months. We anticipate that our cash expenditures during the next twelve months will be approximately $1,500,000 and we expect to meet our cash needs and fund our working capital by raising additional debt or equity financing. If we are unable to raise additional debt or equity financing, we may be required to reduce, defer, or discontinue certain of its operating activities or may not be able to continue as a going concern entity. Between July 1, 2011, and September 30, 2011, the Company received $1,126,856 in new equity from the sale and issuance of common stock to investors.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We have identified certain accounting policies that are significant to the preparation of our financial statements.  These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments.  We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Use of Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value Measurements

The carrying values of our financial instruments, including accounts receivable and accrued liabilities, approximate their respective fair values due to their short maturities.

For the years ended December 31, 2010 and 2009 and for the six-month period ended June 30, 2011, the carrying values of our assets and liabilities approximated its fair values.

Website and Software Development Costs

We capitalize our costs to develop our website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of the related asset, which approximates two to three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and expensed over the estimated useful life of the upgrades.

Long-Lived Assets

We review our long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  To date, there have been no such losses.

Stock Based Compensation

We plan to record stock-based compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Our volatility is based on the expected volatility of similar companies as we do not have history of a publicly traded stock price. The Company plans to use the simplified calculation for the expected term assumption described in the SEC Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

We will use the Black-Scholes option-pricing model which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and our expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of our employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

We will recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Foreign Currency Translation

Foreign currency transactions are translated using the spot exchange rate at the settlement date of the transaction. Foreign assets and liabilities are translated using year-end exchange rates.  Foreign exchange transaction gains and losses, if any, are included in costs and expense, net in the accompanying statements of operations.

Revenue Recognition

In general, we recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on our policy for each respective element.

We generate revenue primarily from sales of the following services:

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Member Fees—We hold a variety of networking and informational events for our members and sells various membership packages to customers that allow users to have access to premium services via the E-Factor website.  Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

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Sponsorships—We sell priority advertising and promotional placements on our website portal to companies that wish to reach our membership and website visitors to introduce such members and visitors to products and services related to their general interests.  Revenue from these sponsorships are recognized after the advertising or promotional placement takes place.

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Advisory Services—We promote and make available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.  Revenue is recognized as services are rendered.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

Income Taxes

We account for income taxes using the asset and liability approach for financial reporting purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce the deferred tax assets to an amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Results of Operations

Comparison of the six months ended June 30, 2011 and 2010

Revenue for the six months ended June 30, 2011, were $223,788, an increase of $135,319 or 153.0% compared to $88,469 for the same period in 2010.  We have three types of revenue: membership fees, sponsorships and advisory fees.  Revenue by type for the six months ended June 30, 2011 and 2010, are presented below:

	Six Months Ended June 30,
	2011	2010	Difference	Percentage
Revenue by service:
Membership fees	$40,045	$24,180	$15,865	65.6%
Sponsorships	13,576	38,805	(25,229)	(65.0)%
Advisory fees	170,167	25,484	144,683	567.7%
	$223,788	$88,469	$135,319	568.3%

We re-launched our website and member portal during the third quarter of 2010. This launch triggered a shift and evolution of our monetization and business model, focusing increasingly on our now rapidly growing membership. We shifted our focus from monetizing the site by way of less profitable sponsorships and advertising to more member-directed services and products such as advisory and mentoring services and products and programs such as educational and networking events for which members pay a one-off or subscription series fee.

Cost of revenue for the six months ended June 30, 2011, was $97,646, a decrease of $11,377 or 10.4% compared to $109,023 for the same period in 2010.  As our business model evolved, we increased revenues with higher margins such as advisory services and shifted away from marketing member services with low margins due higher revenue share and affiliate payment obligations.

Sales and marketing for the six months ended June 30, 2011, was $414,918, an increase of $140,681 or 51.3% compared to $274,237 for the same period in 2010.  The increase in principally attributed to our efforts to drive more traffic to our website through increased marketing activities.  We significantly increased our spending on marketing consultants, business development travel expense and advertising campaigns to reach new networks of potential members to seek conversion to the E-Factor network.

Research and development for the six months ended June 30, 2011, was $226,759, a decrease of $49,859 or 18.0% compared to $276,618 for the same period in 2010.  The decrease is principally attributed to a decline in website development costs following the major launch of our website in September 2010 and the subsequent addition of more incremental and lower cost layers of functionality on the website during the first half of 2011.

General and administrative for the six months ended June 30, 2011, was $137,131, a decrease of $4,651 or 3.3% compared to $141,782 for the same period in 2010.  The decrease is principally attributed to the reduced use of consultants and advisors on general corporate matters.

Depreciation and amortization for the six months ended June 30, 2011, was $30,947, a decrease of $55,776 or 64.3% compared to $86,723 for the same period in 2010.  The decrease from 2010 to 2011 is due to some fixed assets becoming fully depreciated the latter half 2010.

Interest expense for the six months ended June 30, 2011, was $ 1,937, a decrease of $950 or 32.9% compared to $2,887 for the same period in 2010.  The increase is due to repayment of certain unsecured loans during the second half of 2010, thus reducing the outstanding balances for the periods.

Comparison of the year ended December 31, 2010 and 2009

Revenue for the year ended December 31, 2010, were $183,293, an increase of $134,505 or 275.7% compared to $48,788 for the same period in 2009.  We have three types of revenue: membership fees, sponsorships and advisory fees.  Revenue by type for the year ended December 31, 2010 and 2009 are presented below:

	Year Ended December 31,
	2010	2009	Difference	Percentage
Revenue by service:
Membership fees	$49,482	$47,288	$2,194	4.60%
Sponsorships	54,792	1,500	53,292	35.53%
Advisory fees	79,019	-	79,019	100.00%
	$183,293	$48,788	$134,505	140.13%

We expanded our revenues earned from the member portal primarily by selling advertising and promotional placements on our website to showcase companies seeking to reach members visiting the website, generating $ 54,792 in 2010, compared to deminimus revenue from this activity in 2009. Similarly, the increased membership base allowed us to start marketing member-benefiting services such as advisory and mentoring services, for which a fee was paid to us, generating $ 79,019 in revenue in 2010, compared to none in 2009.

Cost of revenue for the year ended December 31, 2010, was $160,446, an increase of $21,910 or 15.8% compared to $138,536 for the same period in 2009.  The increase in cost was driven primarily by the increased costs of producing a greater number of member events during 2010 in our major membership locations, which involved travel and event production expenses.

Sales and marketing for the year ended December 31, 2010, was $570,577, an increase of $79,629 or 16.2% compared to $490,948 for the same period in 2009.  The increase is principally attributed to our effort drive traffic to our website through increased marketing activities. We increased our spending on marketing consultants, business development travel expense and advertising campaigns to reach new networks of potential members to seek conversion to the E-Factor network.

Product development for the year ended December 31, 2010, was $394,689, an increase of $96,906 or 32.5% compared to $297,783 for the same period in 2009.  The increase is principally attributed to the increased cost of maintaining and incrementally enhancing the website during the early part of 2010 at much higher spending levels than committed to in 2009, and the cost of hosting and maintaining the substantially more complex and full-featured website following its relaunch.

General and administrative for the year ended December 31, 2010, was $359,309, an increase of $94,412 or 35.6% compared to $264,897 for the same period in 2009.  The increase in principally attributed to increased travel expense and the use of contractors to support expanding the business across geographical boundaries.

Depreciation and amortization for the year ended December 31, 2010, was $62,185, an increase of $19,623 or 46.1% compared to $42,562 for the same period in 2009.  The increase to due to more depreciable and amortizable assets placed in services in 2010 as compared to 2009.

Interest expense for the year ended December 31, 2010, was $5,030, an increase of $ 653 or 14.9% compared to $4,377 for the same period in 2009.  The increase is due to additional borrowing outstanding during the periods.

Liquidity and Capital Resources

As of June 30, 2011, we had $41,262 in cash and cash equivalents. During the six months ended June 30, 2011, we used approximately $524,000 in our operations and generated approximately $550,000 in financing activities from the sale of our common stock. From our inception we have raised approximately $4,600,000 from the sales of our common stock to investors of which approximately $1,126,856 has been raised since June 30, 2011.  We anticipate that our cash expenditures during the next twelve months will be approximately $1,500,000 and we expect to meet our cash needs and fund our working capital by raising additional debt or equity financing.  There is no assurance that will be able to raise equity or debt financing in the future.

Contractual Obligations

Our significant contractual obligations were as follows as of December 31, 2010:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Notes payable	$91,000	$-	$-	$-	$91,000
Interest on debt obligations	5,000	-	-	-	5,000
Operating lease obligations	84,000	86,000	-	-	170,000
Total	$180,000	$86,000	$-	$-	$266,000

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet arrangements.

MANAGEMENT

The following table sets forth information concerning each of our current directors and our sole executive officer.

Name	Age	Positions	Independent Director
Gregory Lykiardopoulos	66	Chairman of the Board of Directors, Chairman of the Company	No
Adrie Reinders	67	Chief Executive Officer, Director	No
Marion Freijsen	48	Chief Operating Officer, Director	No
Suzanne Malone	58	Director	Yes
James E. Solomon	61	Director	Yes

Biographies for the members of our board of directors and our management team are set forth below:

Management and Director Biographies

Adrie Reinders

Founder & CEO of EFactor, Corp.

History: Entrepreneur for over 35 years

Specialization: Strategy, Finance, Sales, Operations

Industry: Technology & IT

ADRIE REINDERS, President, Chief Executive Officer, Chief Financial Officer, and Director

Adrie Reinders is a serial entrepreneur.  In 1975, he founded Microlife B.V., a company specializing in customer related services and training for mainframe environments. Clients included ING Bank, ABN-AMRO Bank and European Government Agencies.  In 1987, Adrie sold the business , which then had has approximately 500 employees, with an annual revenue of 22.5 million euro.

In 1989, Adrie founded I.C.T. Rijnhaave, an IT firm specializing in systems integration. After selling the company to Syntegra (a subsidiary of British Telecom) in 1996, he served on the Syntegra Board of Directors until 2001.

Adrie founded his third IT business, Plus Integration Supply Chain Solutions B.V. in 1997. During the subsequent four years, he built the global business solutions firm specializing in supply chain management and software services into a robust business with interests in the Netherlands, United States and the United Kingdom. Customers consisted of major pharmaceutical manufacturers based in the United States, as well as many of the largest retailers in Europe.

In 2004, Adrie co-founded (with Roeland Reinders and Marion Freijsen) OHM Inc., which specializes in assisting technology companies to achieve quicker and more effective sales results by offering his considerable expertise, experience and access to his global network of high level business contacts.  Mr. Reinders has served as the CEO of OHM since 2004.

In 2007 he co-founded EFactor, Corp. (“EFactor”), together with Ms. Freijsen and Mr. Roeland Reinders.  In September 2011, the shareholders of EFactor entered into the Share Exchange Agreement with EHI.

Additionally, Adrie sits on the board of various technology companies and advises various start-up companies.  He is Chairman of the Board of Artillium, a publicly traded company, where he has served since November 2009 as Chairman of the Audit Committee and a member of the Nomination Committee.  Moreover, Adrie was a co-founder (with Ms. Freijsen and Mr. Roeland Reinders) of Cranevision.

Over the course of his professional career, Adrie has served as an advisor and board member to numerous successful private and public companies including Residex Ventures, a manager of private equity and venture capital funds that invests in Dutch companies that focus on health care and vitality, where he served as Chairman.

Adrie and Ms.Freijsen (discussed in more detail below) are authors of the book "The N Factor: How Networking Can Change the Dynamics of Your Business," published in the United States in May 2007.

Marion Freijsen

Founder, Chief Operating Officer, and Director

History: Entrepreneur for almost 30 years

Specialization: Finance, Sales, Operations

Industry: Finance / Technology/Telecom

Marion Freijsen has had just short of 30 years extensive experience in running and building international sales teams and raising companies from the ground up. Most of her endeavours have been related to technology, telecommunictaions, and finance.

Ms. Freijsen started her first company at the age of 20, running a small business whilst living in the Middle East. After moving to London, she landed in Merchant Banking from which she made the switch to working with and building technology companies mostly in strategic commercial roles.

Throughout her career, Ms. Freijsen has been successful in expanding organizations' activities in greenfield regions across Europe. During the course of the past 25 years, she has set-up and managed companies' offices in the UK, Germany and the Netherlands, and has built an extensive network amongst the financial services industry and blue-chip multi-national corporate across Europe and the US.

Joining forces in 2004 with Adrie Reinders and Roeland Reinders, she became a co-founder of OHM Inc. The publication of Adrie Reinders and Ms. Freijsen's book  "The N-Factor: How Networking Can Change the Dynamics of Your Business,"  subsequently led to the next and most ambitious venture for Adrie Reinders, Ms. Freijsen, and Mr. Roeland Reinders: the founding of EFactor in 2007.

Ms. Freijsen has been responsible for building the EFactor website from scratch to become the largest global niche social network for Entrepreneurs.  In addition to her role as CTO and recently COO of EFactor, she also serves as an Advisory Board Member to two Dutch-based technology companies [Drimpy BV and Glimpse Games], Advisor to two US-based technology companies, and was recently appointed as board member of the Atlanta Board of Women in Business 2011. She is also a co-founder of Cranevision.

Ms. Freijsen holds a degree in International Sales & Marketing from the Chartered Institute of Marketing, UK.

“The N-Factor” was published in 2007. In addition, she anticipates that her next book "The E Factor," will be published in 2012.

Roeland Reinders

Founder & CCO of EFactor Corp

History: Entrepreneur for almost 20 years

Specialization: Strategy, Sales, Operations

Industry: Clothing / Technology / Hospitality

Product Manager, Global Sales & Coaching

Roeland Reinders brings over 20 years experience as an entrepreneur to EFactor, having led a number of start-up companies in the development of corporate strategy and implementation.

Roeland has been instrumental at the companies he has founded and/or managed in leading them successfully through periods of transition. Through his various roles with these companies, Roeland has extended his in-depth knowledge of managing technology companies. Over the past 20 years, he has been able to build a solid contact network across Europe and the United States.

In 1993, Roeland founded D'Affaires Mondiales, a clothing company, which was sold to management in 1996. He then started Plus Integration Business Solutions, which was sold to Plus Integration Supply Chain Solutions in 1999, where he became marketing director. In 1999, he founded an E-business company called "Company at Work," which was sold to Clockwork in 2002.

Roeland has also been founding partner of Data Solutions (2002), OHM Inc. (2004) and Cranevision (2007). In addition to his work there, Roeland holds a number of advisory positions with start-ups and is coach for New Ventures in the Netherlands, which is a business plan competition for start-ups and supported by Dutch government and corporations.

Roeland is a 1994 graduate of Haarlem Business School, The Netherlands, and is one of the co-founders of both OHM and the EFactor.

Gregory Lykiardopoulos, Director, Chairman

Mr. Lykiardopoulos currently serves as the Chairman and CEO of Triton Distribution Systems, Inc., where he has served since January 2006.  From 1999 until January 2006, Mr. Lykiardopoulos founded and operated GRSNetwork, Inc., a company engaged in a similar Web-based travel business. GRS terminated its operations in January 2006. Mr. Lykiardopoulos is fluent in six languages. He received a B.A. degree in Business Administration from the American University in Cairo, Egypt.

Suzanne Malone, Director

Ms. Malone joined EHI’s Board of Directors in October 2011.  From 2002 through the present, she has been a Principal of Strategies for Small Business, the number one SBA lender in the country for several years. Ms. Malone started a loan program approximately eight years ago, which has funded over 41,000 small businesses. For the past four years, her company has been a top SBA lender to veterans, plus a top export lender for the past three years.

Ms. Malone authored a small business lending bill and was instrumental in shepherding the bill through congress and its passage during the 111th congress.  She is a frequent key note speaker at trade shows, finance events, veteran conferences, small business conferences, export conferences and veteran conferences, and has received numerous awards as a top lender and champion of small businesses.  Ms. Malone earned a Masters of Business Administration from St Mary’s College.

James E. Solomon, Director

Mr. Solomon, 61, joined EHI’s Board of Directors in October 2011.  A Certified Public Accountant, he is a successful businessman who has been involved in the development of several multi-million dollar operations. He currently serves on the Board of Directors of two privately-held and one publicly-held corporation, Broadcast International, Inc., and has served on the boards of several other publicly held companies.  His expertise includes strategic development, international expansion, joint venture partnerships and mergers/acquisitions. Mr. Solomon is an Adjunct Professor at the Graduate School of Business of the University of Utah where he also serves as a Director of the UCRA Investment Fund.  Formerly, Mr. Solomon held several management positions at Exxon Corporation (1972 to 1980) as well as Vice President - Finance and Administration at Farm Management Company (1980 to 1983), one of the world's largest agricultural companies.  He graduated Magna Cum Laude from the University of Utah in 1972. He is a contributing author to a prominent accounting textbook.

Board of Directors

After the Spin-off, we expect that our board of directors will consist of five members, two of whom, Suzanne Malone and James Solomon will be independent directors.  Each director will hold office, in accordance with our certificate of incorporation and bylaws, until the next annual meeting of stockholders and until his successor is duly elected and qualified.

Director Independence

For a director to be considered “independent,” the board of directors must affirmatively determine that the director has no material relationship with the company (directly or as a partner, stockholder or officer of an organization that has a relationship with EHI). In each case, the board considers all relevant facts and circumstances.

Committees of the Board of Directors

Once the Form 10 has been declared effective, we plan to establish an Audit Committee and a Compensation Committee to assist it with its responsibilities.  Each of the planned Committees is described in greater detail below.  We anticipate that the Board of Directors will establish written charters for each of the Committees when formed, which will be available on our web site.

Audit Committee

We expect that the principal duties of the Audit Committee under its written charter will include: (i) responsibilities associated with our external and internal audit staffing and planning; (ii) accounting and financial reporting issues associated with our financial statements and filings with the SEC; (iii) financial and accounting organization and internal controls; (iv) auditor independence and approval of non-audit services; and (v) “whistle-blower” procedures for reporting questionable accounting and audit practices.

We anticipate that the Audit Committee charter will require that the Committee be comprised of at least two directors, each of whom must be independent under the standards of the Sarbanes-Oxley Act of 2002.  In addition, each member of the Audit Committee will be financially literate, and at least one member will have sufficient accounting or financial management expertise to qualify as an “audit committee financial expert,” as determined by the board in accordance with SEC rules.

Compensation Committee

We expect that the principal duties of the Compensation Committee under its charter will include: (i) ensuring that a succession plan for the Chief Executive Officer is in place; (ii) reviewing management’s recommendations for executive officers and making recommendations to the board of directors; (iii) approving compensation for the Chief Executive Officer; (iv) reviewing and approving compensation policies and practices for other executive officers including their annual salaries; (v) reviewing and approving major changes in employee benefit plans; (vi) reviewing short and long-term incentive plans and equity grants; and (vii) recommending to the full board changes to the compensation of the independent members of the board of directors. The Compensation Committee charter will require that the Committee be comprised of at least two independent directors.

The scope of authority delegated to the Compensation Committee by the board of directors is to decide whether or not to accept, reject or modify our management’s proposals for annual compensation awards to our executive officers.  The Compensation Committee also has the authority to recommend the amount of compensation to be paid to our non-management directors.

Stock Option Plan

Promptly following the Spin-off, we intend to adopt a stock option or equity incentive plan, the terms of which will be disclosed when it is adopted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement

As discussed above, on September 24, 2011, we entered into the License Agreement with Triton Distribution Systems, Inc., relating to the license of the Reservation Expert software (the “Software”).  A copy of the License Agreement has been filed as an exhibit to the Form 10.  Gregory Lykiardopoulos, our chairman, is the sole director and officer of Triton.

EXECUTIVE COMPENSATION

Executive Compensation and Employment Agreements

The following table contains information regarding compensation paid to the executive officers of the Company for their services to EFactor in the years ended December 31, 2009 and 2010:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory Lykiardopoulos(1)	2009 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Adrie Reinders, Chief Executive Officer	2009 2010	90,000 90,000	0 0	0 0	0 0	0 0	0 0	0 0	90,000 90,000
Marion Freijsen, Chief Operating Officer	2009 2010	90,000 90,000	0 0	0 0	0 0	0 0	0 0	0 0	90,000 90,000
Roeland Reinders, Chief Community Officer	2009 2010	90,000 90,000	0 0	0 0	0 0	0 0	0 0	0 0	90,000 90,000
Eva Hukshorn, Partner(2)	2009 2010	0 37,500	0 0	0 0	0 0	0 0	0 0	0 0	0 37,500

_________________

(1)

Gregory Lykiardopoulos was not affiliated with EFactor Corp, and as such, did not draw any compensation as an officer of EFactor Corp in 2009 or 2010.

(2)

Ms. Hukshorn joined EFactor Corp in August 2010.

Currently, we do not offer any executive bonus or incentive compensation plan.  As discussed above, however, following the Spin-off we plan to adopt the 2011 Stock Option Plan, and we expect to make grants under that plan to our employees, including our executive officers, as determined by the Administrator of the plan and our board of directors.

Employment Agreements

As of the date of this Information Statement, we had an employment agreement with only two of our executive officers, Adrie Reinders and Marion Freijsen, the terms of which are described below.

Adrie Reinders

We entered into an Employment Agreement with Mr. Reinders (the “Reinders Agreement”) as of October 19, 2011.  The term of the Reinders Agreement is two years, although the term renews for successive two-year terms unless either party provides two months’ notice to the other party of an intention to not renew.  Pursuant to the Reinders Agreement, Mr. Reinders agreed to serve as our Chief Executive Officer and to devote his full time and best efforts to the business and such duties as are assigned to him by the Board of Directors.

EHI agreed to pay Mr. Reinders a base salary of $285,000 per year, which amount is to be reviewed at least annually by the Board of Directors.  Mr. Reinders may also receive a bonus of up to 50% of his base salary pursuant to a performance bonus plan to be established by the Company for its senior executive officers based on the financial performance of the Company and Mr. Reinders.  Mr. Reinders may also receive stock options in the event that the Company adopts a stock option or incentive plan.

The Company may terminate the Reinders Agreement for any reason other than Cause, Death, or Disability (all as defined in the form of Separation and Severance Agreement attached as an exhibit to the Reinders Agreement) upon giving 60 days’ notice to Mr. Reinders.  Additionally, the Company may terminate Mr. Reinders’s employment for Cause, Death or Disability without prior notice, except that Mr. Reinders may not be terminated for substantial and willful failure to perform specific and lawful directives of the Board, as reasonably determined by the Board unless and until the Board has given him reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach.  Additionally, the agreement provides that for purposes of determining whether Cause is present, no act or failure to act by Mr. Reinders shall be considered "willful" if done or omitted to be done by him in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

Mr. Reinders has the right to terminate the Reinders Agreement on 30 days’ written notice to the Company.  In the event of voluntary termination by Mr. Reinders, the Company shall have no further obligation thereunder from and after the effective date of termination except as may be provided in the Separation and Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity.

As noted, a form of Separation and Severance Agreement is attached as an exhibit to the Reinders Agreement.  Upon any termination of the Reinders Agreement, pursuant to the Reinders Agreement, Mr. Reinders’s right to severance benefits, if any, shall be governed by the terms of the Separation and Severance Agreement.

Marion Freijsen

We entered into an Employment Agreement with Ms. Freijsen (the “Freijsen Agreement”) as of October 19, 2011.  The term of the Freijsen Agreement is two years, although the term renews for successive two-year terms unless either party provides two months’ notice to the other party of an intention to not renew.  Pursuant to the Freijsen Agreement, Ms. Freijsen agreed to serve as our Chief Operating Officer and to devote her full time and best efforts to the business and such duties as are assigned to her by the Board of Directors.

EHI agreed to pay Ms. Freijsen a base salary of $285,000 per year, which amount is to be reviewed at least annually by the Board of Directors.  Ms. Freijsen may also receive a bonus of up to 50% of her base salary pursuant to a performance bonus plan to be established by the Company for its senior executive officers based on the financial performance of the Company and Ms. Freijsen.  Ms. Freijsen may also receive stock options in the event that the Company adopts a stock option or incentive plan.

The Company may terminate the Freijsen Agreement for any reason other than Cause, Death, or Disability (all as defined in the form of Separation and Severance Agreement attached as an exhibit to the Freijsen Agreement) upon giving 60 days’ notice to Ms. Freijsen.  Additionally, the Company may terminate Ms. Freijsen’s employment for Cause, Death or Disability without prior notice, except that Ms. Freijsen may not be terminated for substantial and willful failure to perform specific and lawful directives of the Board, as reasonably determined by the Board unless and until the Board has given her reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach.  Additionally, the agreement provides that for purposes of determining whether Cause is present, no act or failure to act by Ms. Freijsen shall be considered "willful" if done or omitted to be done by her in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

Ms. Freijsen has the right to terminate the Freijsen Agreement on 30 days’ written notice to the Company.  In the event of voluntary termination by Ms. Freijsen, the Company shall have no further obligation thereunder from and after the effective date of termination except as may be provided in the Separation and Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity.

As noted, a form of Separation and Severance Agreement is attached as an exhibit to the Freijsen Agreement.  Upon any termination of the Freijsen Agreement, pursuant to the Freijsen Agreement, Ms. Freijsen’s right to severance benefits, if any, shall be governed by the terms of the Separation and Severance Agreement.

A copy of the Reinders Agreement and the Freijsen Agreement, together with the forms of Separation and Severance Agreement, are attached as exhibits to the Form 10 of which this Information Statement is a part.  The foregoing summary of the terms and conditions of the Reinders and Freijsen Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements (and exhibits) attached as exhibits to the Form 10.

Director Compensation

We have not yet established arrangements to compensate our directors for their services to us following the Spin-off.  However, we expect that compensation for our non-employee directors will be comprised of an annual cash retainer and an equity award in the form of stock option or restricted stock grants under the 2011 Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the distribution, the 100,000 shares of EHI’s common stock held directly by Triton will be distributed pro rata to the shareholders of Triton who own Triton common stock as of the record date.  Additional shares (up to _________) may be issued in lieu of fractional shares.  Shareholders of Triton owning shares as of the close of business on the record date will, unless they subsequently transfer such shares prior to the ex dividend date, receive 0.000394  share of our common stock for every 2,536.96 shares of Triton shares held at the record date (subject to adjustment in the event of a stock split or reverse split of Triton common stock prior to the date of distribution).  Following the distribution, the shareholders of Triton, as a group, will beneficially own approximately 0.55% of the issued and outstanding shares of the Company’s common stock.  Triton will continue to own 3,900,000 shares of our common stock, or approximately 21.67%,  following the distribution.  We do not believe that the disposition of shares in the distribution will materially increase the number of shares of common stock issued and outstanding.

The following tables set forth certain information on a pro forma basis regarding beneficial ownership of the Company's common stock after giving effect to the distribution of 100,000 shares of common stock in the distribution (i) by each person (or group of affiliated persons) who is expected by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of the Company, and (iii) by all of the directors and executive officers of the Company as a group.

Except as otherwise indicated, the address of each stockholder is the address of the principal executive offices of the company.

Beneficial Owner - Name and Address	Number of Shares Beneficially Owned Before Spin-off	Number of Shares Beneficially Owned After Spin-off	Percentage of Shares Beneficially Owned Before Spin-off	Percentage of Shares Beneficially Owned After Spin-off
Triton Distribution Systems, Inc. 105 Barbaree Way, Tiburon, CA 94920	4,000,000	3,900,000	22.22%	21.67%
Adrie Reinders, CEO and Director 870 Market Street, Suite 828, San Francisco, CA 94102	2,191,816	2,191,816	12.18%	12.18%
Marion Freijsen, COO and Director 870 Market Street, Suite 828, San Francisco, CA 94102	2,191,816	2,191,816	12.18%	12.18%
Gregory Lykiardopoulos, Chairman of the Board of Directors, Chairman of the Company 105 Barbaree Way, Tiburon, CA 94920	0	39,136	0%	0.22%
Suzanne Malone Director 526 San Ramon Valley Blvd. Suite 137 Danville, California 94526	0	0	0%	0%
James E. Solomon Director 2051 North Kingston Rd Farmington, Utah 84025	180,000	180,000	1.00%	1.00%
All Directors and Officers as a Group (5 persons)	4,563,632	4,602,768	25.35%	25.37%

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock.  The summary below does not purport to be complete statements of the relevant provisions of our Articles of Incorporation or of our Bylaws.  The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock.  Our Articles of Incorporation and bylaws are included as exhibits to our registration statement on Form 10.

Authorized Capital Stock

Immediately prior to and following the Distribution, our authorized capital stock will consist of up to 50,000,000 shares of authorized common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

Common Stock

Immediately following the Distribution Date, we expect to have approximately [286] stockholders of record.  Holders of EHI common stock are entitled to one vote per share for the election of directors and all other matters submitted to a vote of our stockholders. Subject to the rights of any holders of preferred stock that may be issued in the future, the holders of common stock are entitled to share ratably in such dividends as may be declared by our board of directors out of funds legally available therefor.  In the event of our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and liquidation preferences of any preferred stock.  Holders of common stock have no preemptive, subscription, redemption, conversion rights or similar rights.  All outstanding common stock issued in the Distribution will be fully paid and non-assessable.

Dividends

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

Provisions of our certificate of incorporation and bylaws and of Delaware law could make the following more difficult:

•

an acquisition of us by means of a tender offer;

•

an acquisition of us by means of a proxy contest or otherwise, or

•

a removal of our incumbent officers and directors.

These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Exclusive Right to Fix Size of Board of Directors and to Fill Vacancies

Our Bylaws provide that the number of directors comprising our board shall not be fewer than one nor more than nine.  Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in directorships resulting from death, resignation, retirement, disqualification, removal or other cause will be filled by a majority of our board of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board.  The business to be conducted at a meeting will be limited to business properly brought before the meeting by or at the direction of our board of directors or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our secretary of that stockholder’s intention to bring such business before such meeting.

No Cumulative Voting

Our Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization in our Articles of Incorporation of undesignated preferred stock makes it possible for our board of directors to issue shares of our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.  The provisions in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article 5 of our Bylaws provides:

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

1.

 No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

2.

The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

3.

Any repeal or modification of this ARTICLE 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4.

Without limitation, this ARTICLE 5 shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form 10 under the Exchange Act for the common stock to be issued to you in the distribution.  This Information Statement, filed as an exhibit to the registration statement and incorporated therein by reference, omits certain information contained in the registration statement and the other exhibits and schedules thereto, to which reference is hereby made.  Statements contained herein concerning the provisions of any documents filed as exhibits to the registration statement are not necessarily complete, and are qualified by reference to the copy of such document.  The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Copies of such materials may be obtained at prescribed rates by writing to the SEC.  You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330.  The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and Information Statements and other information regarding registrants that file electronically with the SEC

EFACTOR HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

The E-Factor Corp

Financial Statements as of and for the

Years Ended December 31, 2009 and 2010, and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The E-Factor Corp.

We have audited the accompanying balance sheets of The E-Factor Corp. (the “Company”) as of December 31, 2009 and 2010, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s cash resources will not be sufficient to sustain its operations through 2011 without additional financing. The Company also has suffered recurring operating losses and negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

November 2, 2011

THE E-FACTOR CORP.

BALANCE SHEETS

____________________________________________________________________________________

	December 31,		June 30,
ASSETS	2009	2010	2011
			(unaudited)

CURRENT ASSETS
Cash	$3,687	$742	$41,262
Accounts receivable	-	21,260	104,199
Receivable from related party	-	150,424	46,586
Other current assets	500	4,644	4,644
Total Current Assets	4,187	177,070	196,691

Property and equipment, net	76,445	87,993	57,046

TOTAL ASSETS	$80,632	$265,063	$253,737

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$194,365	$334,048	$400,512
Accrued expenses	514,817	547,124	587,922
Payable to related party	148,213	-	-
Deferred revenue	3,486	2,014	3,172
Total Current Liabilities	860,881	883,186	991,606

NON-CURRENT LIABILITIES
Notes Payable (including $22,800 to a related party)	126,653	90,988	107,296

TOTAL LIABILITIES	987,534	974,174	1,098,902

STOCKHOLDERS' DEFICIT

Common Stock; par $ 0.01; 10,000,000 shares authorized; 5,442,500, 5,910,604, and 6,009,384 shares issued and outstanding at December 31, 2009 and 2010, and June, 30 2011 respectively.	22,025	26,706	27,694
Additional paid-in capital	2,137,294	3,700,147	4,249,455
Accumulated deficit	(3,066,221)	(4,435,964)	(5,122,314)
Total Stockholders' Deficit	(906,902)	(709,111)	(845,165)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$80,632	$265,063	$253,737

The accompanying notes are an integral part of these financial statements.

THE E-FACTOR CORP.

STATEMENTS OF OPERATIONS

____________________________________________________________________________________

	Year Ended December 31,		Six Months Ended June 30,
	2009	2010	2010	2011
			(unaudited)
REVENUE
Net revenue	$48,788	$183,293	$88,469	$223,788

COSTS AND EXPENSES
Cost of revenue	138,536	160,446	109,023	97,646
Sales and marketing	490,948	570,577	274,237	414,918
Product development	297,783	394,689	276,618	226,759
General and administrative	264,897	359,309	141,782	137,131
Depreciation and amortization	42,562	62,185	86,723	30,947

Total costs and expenses	1,234,726	1,547,206	888,383	907,401

Loss from operations	(1,185,938)	(1,363,913)	(799,914)	(683,613)

OTHER INCOME (EXPENSE)
Interest expense	(4,377)	(5,030)	(2,887)	(1,937)
Interest income	7,586	-	-	-

Loss before income tax	(1,182,729)	(1,368,943)	(802,801)	(685,550)

Income tax expense	(800)	(800)	(800)	(800)

Net loss	$(1,183,529)	$(1,369,743)	$(803,601)	$(686,350)

Net loss per share:
Basic and diluted	$(0.22)	$(0.24)	$(0.14)	$(0.12)

Weighted-average shares used to compute net loss per share:
Basic and diluted	5,297,500	5,714,246	5,582,083	5,961,765

The accompanying notes are an integral part of these financial statements.

THE E-FACTOR CORP.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

AND THE SIX MONTHS ENDED JUNE 30, 2011 (UNAUDITED)

_______________________________________________________________________________________

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balances December 31, 2008	5,087,500	$18,475	$1,429,306	$(1,882,692)	$(434,911)

Sale of Common Stock	355,000	3,550	707,988	-	711,538

Net Loss	-	-	-	(1,183,529)	(1,183,529)

Balances December 31, 2009	5,442,500	22,025	2,137,294	(3,066,221)	(906,902)

Sale of Common Stock	468,104	4,681	1,562,853	-	1,567,534

Net Loss	-	-	-	(1,369,743)	(1,369,743)

Balances December 31, 2010	5,910,604	26,706	3,700,147	(4,435,964)	(709,111)

Sale of Common Stock (unaudited)	98,780	988	549,308	-	550,296

Net Loss (unaudited)	-	-	-	(686,350)	(686,350)

Balances June 30, 2011 (unaudited)	6,009,384	$27,694	$4,249,455	$(5,122,314)	$(845,165)

The accompanying notes are an integral part of these financial statements.

THE E-FACTOR CORP.

STATEMENTS OF CASH FLOWS

____________________________________________________________________________________

	Year Ended December 31,		Six Months Ended June 30,
	2009	2010	2010	2011
			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,183,529)	$(1,369,743)	$(803,601)	$(686,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,562	62,185	86,722	30,947
Changes in operating assets and liabilities:
Accounts receivable	3,903	(21,260)	(58,829)	(82,939)
Receivable from related party	(184,697)	(150,424)	(85,983)	103,838
Prepaid expenses and other current assets	29,500	(4,144)	-	-
Accounts payable	28,034	139,683	106,894	66,464
Deferred revenue	113	(1,472)	-	1,158
Accrued liabilities	(11,552)	32,307	81,801	40,798
Payable to related party	148,213	(148,213)	(148,213)	-
Other non-current liabilities	4,377	5,029	2,887	1,938

Net cash used in operating activities	(753,682)	(1,456,052)	(818,322)	(524,146)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(29,760)	(73,733)	(41,037)	-
Proceeds from notes payable	89,554	-	-	14,370
Repayment of notes payable	(14,500)	(40,694)	(19,447)	-

Net cash provided by (used in) investing activities	45,294	(114,427)	(60,484)	14,370

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	711,538	1,567,534	876,893	550,296

Net cash provided by financing activities	711,538	1,567,534	876,893	550,296

NET INCREASE (DECREASE) IN CASH	3,150	(2,945)	(1,913)	40,520

CASH — Beginning of period	537	3,687	3,687	742

CASH — End of period	$3,687	$742	$1,774	$41,262

SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

____________________________________________________________________________________

NOTE 1 – Overview of the Business

The E-Factor Corp (the “Company”) is a pioneer in providing a full-featured social network for entrepreneurs. The Company provides a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information.  The Company’s member network is built from entrepreneurs and small business owners who are spread over 160 countries.

Headquartered in San Francisco, California, the Company was incorporated in Delaware on October 13, 2007.

NOTE 2 – Summary of Significant Accounting Policies and Estimates

Basis of Presentation and Use of Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Going Concern Considerations

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations. At December 31, 2010 and June 30, 2011, the Company has an accumulated deficit of $4,435,964 and $5,122,314, respectively, and had working capital deficits of $706,116 and $794,915, respectively. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company believes its cash and cash equivalents on hand and expected to be generated from operations will not be sufficient to fund its operations through the next twelve months. The Company anticipates that its cash expenditures during the next twelve months will be approximately $1.5 million and it expects to meet its cash needs and fund its working capital by raising additional debt or equity financing. If the Company is unable to raise additional debt or equity financing, it may be required to reduce, defer, or discontinue certain of its operating activities or may not be able to continue as a going concern entity. Between July 1, 2011 and September 30, 2011, the Company received approximately $1,126,856 in new equity from the sale and issuance of common stock to investors. See Note 11, Subsequent Events.

Unaudited Interim Financial Information

The accompanying unaudited interim balance sheet as of June 30 2011 and the unaudited interim statements of operations, stockholders’ deficit, and cash flows for the six- month periods ended June 30, 2010 and 2011 have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position at June 30, 2011 and its results of operations and cash flows for the six -month periods ended June 30, 2010 and 2011. The financial data and other information disclosed in the notes to the financial statements related to the six-month periods are unaudited. The operating results for the six-month period ended June 30, 2011 are not necessarily indicative of the operating results to be expected for the fiscal year ending December 31, 2011 or for any other interim period or for any other future year.

Stock Split and Increase in Authorized Shares

On September 21, 2010, the Company’s Board of Directors approved a 5,000-for-1 stock split of the Company’s common stock.  As a result, (i) each share of outstanding common stock was increased to 5,000 shares of common stock and each share of authorized common stock was increased to 5,000 shares of common stock. All of the share numbers and share prices have been adjusted within these financial statements, on a retroactive basis, to reflect this 5,000-for-1 stock split.

Cash Equivalents

Cash equivalents are considered to be highly liquid investments with maturities of three months or less at the date of purchase.

Concentrations of Credit Risks

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company’s investment policies limit any such investments to short-term, low-risk investments. The Company deposits cash and cash equivalents with high credit quality financial institutions in the United States and the Netherlands and is insured to the maximum limitations.  Balances in these accounts, at times, may exceed federally insured limits.

Accounts Receivable

The Company’s accounts receivable arise primarily from the sale of advertising and promotional placements on its website and from advisory services. No individual customer accounted for 10% or more of revenue or accounts receivable for the years ended December 31, 2009 and 2010. For the period ended June 30, 2011, we had one customer with a receivable balance at June 30, 2011 of $87,000 or 83% of the accounts receivable balance then outstanding. Collateral is not required for accounts receivable. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. Invoices are typically due in 30 days. The Company does not accrue interest on past due accounts. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted.

Financial Instruments—Fair Value

The Company has no assets or liabilities carried at fair value. The carrying values of the Company’s financial instruments, including accounts receivable and accrued liabilities, approximate their respective fair values due to their short maturities.

Property and Equipment

Property and equipment are recorded at cost and are being depreciated over their estimated useful lives of three to five years, using the straight-line method. Maintenance, repairs and minor renewals are expensed when incurred.

Website and Software Development Costs

The Company capitalizes costs to develop its website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of the related asset, which approximates two to three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and expensed over the estimated useful life of the upgrades.

The Company capitalized website and internal-use software costs of $0 and $ 73,733 for the years ended December 31, 2009 and 2010, respectively, and $41,037 and $0 during the six months ended June 30, 2010 and 2011 (unaudited), respectively. The Company’s capitalized website and internal-use software amortization is included in depreciation and amortization in the Company’s statements of operations, and totaled $35,000, and $47,000 for the years ended December 31, 2009 and 2010, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no impairment losses

Revenue

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

The Company generates revenue primarily from sales of the following services:

•

Member Fees—The Company holds a variety of networking and informational events for its members and sells various membership packages to customers that allow users to have access to premium services via the E-Factor website.  Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

•

Sponsorships—The Company sells priority advertising and promotional placements on its website portal to companies that wish to reach the Company’s membership and website visitors to introduce such members and visitors to products and services related to their general interests.  Revenue from these sponsorships is recognized after the advertising or promotional placement takes place.

•

Advisory Services—The Company promotes and makes available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.  Revenue is recognized as  services are rendered.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

Comprehensive Loss

There are no components of comprehensive loss other than net loss, and accordingly the Company’s comprehensive loss is equivalent to its net loss for the periods presented.

Loss per Common Share

Basic loss per share of common stock excludes dilution and is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted loss per share of common stock reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock were exercised or converted into shares of common stock.  For all periods presented, there are no potentially dilutive securities as the Company only has common stock issued.

Income Taxes

The Company accounts for income taxes using the asset and liability approach for financial reporting purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce the deferred tax assets to an amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Stock Based Compensation

The Company plans to record stock-based compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. No employee or non-employee stock options have been granted during any of the periods presented. The Company plans to use the Black- Scholes option pricing model to estimate the fair value of the stock option grants. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about variables used in the calculation, including the fair value of the Company’s stock, the expected term (the period of time the options granted are expected to be outstanding), the volatility of the Company’s stock, a risk-free interest rate, and dividends. The Company plans to use the simplified calculation of expected term described in SEC Staff Accounting Bulletin No. 107, Share-Based Payment, and volatility based on an average of the historical volatilities of similar companies, as the Company does not have a history of a publicly traded stock price. The risk-free interest rate for the expected term of the option will be based on the U.S. Treasury yield curve in effect at the time of the grant.

Foreign Currency Transactions

Foreign currency transactions are translated using the spot exchange rate at the settlement date of the transaction. Foreign assets and liabilities are translated using year-end exchange rates.  Foreign exchange transaction gains and losses are insignificant, and are included in general and administrative expenses in the accompanying statements of operations.

Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted new authoritative guidance on management’s assessment of subsequent events. The new guidance clarifies that management must evaluate, as of each reporting period events or transactions that occur after the balance sheet date. This guidance also refers to them as recognized and nonrecognized subsequent events and requires management to disclose the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. In accordance with this guidance, the Company evaluated subsequent events through the financial statement issuance date. In February 2010, the Financial Accounting Standards Board (“FASB”) issued new authoritative guidance which requires an entity that is a filer with the Securities and Exchange Commission (“SEC”) to evaluate subsequent events through the date that the financial statements are issued or available to be issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption of this guidance did not have a significant impact on the Company’s financial statements.

Effective July 1, 2009, the Company adopted The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This standard establishes only two levels of GAAP, authoritative and non-authoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, non-governmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP during 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s financial statements.

Effective January 1, 2010, the Company adopted new authoritative guidance on fair value measurements and disclosures. The new guidance requires additional disclosures regarding fair value measurements, amends disclosures about postretirement benefit plan assets, and provides clarification regarding the level of disaggregation of fair value disclosures by investment class. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for certain Level 3 activity disclosure requirements that will be effective for reporting periods beginning after December 15, 2010. Accordingly, the Company adopted this new guidance beginning January 1, 2010, except for the additional Level 3 requirements, which will be adopted in 2011. Level 3 assets and liabilities are those whose fair value inputs are unobservable and reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 3 - Property and Equipment

Property and equipment, net consisted of the following :

	December 31,		June 30,
	2009	2010	2011
			(unaudited)
Computer Equipment	$17,318	$17,318	$17,318
Furniture and Fixtures	14,369	14,369	14,369
Automobiles	13,934	13,934	13,934
Capitalized website and internal use software	105,000	178,733	178,733
Total property and equipment	150,621	224,354	224,354
Less: accumulated depreciation and amortization	(74,176)	(136,361)	(167,308)
Net property and equipment	$76,445	$87,993	$57,046

Depreciation and amortization expense on property and equipment was $42,562 and $62,185 for the years ended December 31, 2009 and 2010, respectively.

NOTE 4 – Accrued Liabilities

The following table presents the detail of accrued liabilities:

	December 31,		June 30,
	2009	2010	2011

Accrued compensation to founding stockholders	$505,017	$505,017	$505,017
Accrued compensation and benefits	5,000	-	-
Accrued expenses - other	4,000	40,507	80,504
Accrued income taxes	800	1,600	2,400
Total	$514,817	$547,124	$587,921

NOTE 5 – Loans

During the years ended December 31, 2009, and 2010 and six months ended June 30, 2011(unaudited), the Company obtained several personal unsecured loans from individuals in the amount of $89,554, $0 and $ 14,370, respectively. Of these amounts, a single loan of $ 22,800 was obtained in 2008 from an immediate family member of one of the Company’s founders. Borrowings bear simple annual interest at 5.0% and do not have a maturity date. Repayment of any loan is solely at the discretion of the Company and no repayments are scheduled or contemplated at June 30, 2011. The Company made unscheduled and discretionary principal repayments of $14,500 and $40,694 during 2009 and 2010 respectively.

NOTE 6 – Related Parties and Related Party Transactions

On behalf of the Company, Linge Beleggingen BV, a Dutch company and a related party, has received and disbursed funds in its Netherlands-based account, out of convenience for the Company. Funds were received from Netherlands-based investors to purchase shares of the Company. In parallel, Linge Beleggingen BV, paid Netherlands-originating invoices for Company-incurred expenses on behalf of the Company. For the years 2009, 2010 and continuing in 2011, Linge Beleggingen BV paid, on behalf of the Company, the Company’s three Netherlands-based founders, Adrie Reinders, Marion Freijsen and Roeland Reinders, an annual management fee of $ 90,000 each and charged the Company an annual management expense of 65,000 Euros as compensation for overhead expenses incurred by Linge Beleggingen BV in managing the founders’ office overhead in the Netherlands. The Company maintains a current account with Linge Beleggingen BV to account for the funds received and disbursed on its behalf. The Company has a receivable of $150,424 and $46,586 from Linge Beleggingen BV at December 31, 2010 and June 30, 2011, respectively, and a payable of $148,213 at December 31, 2009. The Company has also accrued compensation to its three founding stockholders for services rendered prior to the Company’s incorporation (see Note 4, Accrued Liabilities). This liability was paid through the issuance of common stock in September 2011 (see Note 11, Subsequent Events).

NOTE 7 – Commitments and Contingencies

From time to time, the Company may become involved in claims and other legal matters arising in the ordinary course of business. Management is not currently aware of any matters that will have a material adverse effect on the Company’s financial position, results of operations or its cash flows.

Facility Leases

The Company leases its office facilities under an operating lease agreement that expires in March 2013. The terms of the lease agreement provide for rental payments on a graduated basis.  The Company recognizes rent expense on a straight-line basis over the lease period. In addition, the Company rents temporary office and living spaces for executives traveling and working away from home to defray the cost of extending lodging arrangements. Rent expense, principally for leased office space under operating lease commitment, was $112,000 and $48,000 for the years ended December 31, 2009 and 2010, respectively, and $19,000 and $27,000 for the six months ended June 30, 2010 and 2011(unaudited), respectively.

The Company does not have any capital lease obligations.

The Company’s future minimum payments under non-cancelable operating leases for office facilities having initial terms in excess of one year as of December 31, 2010, are as follows:

Years Ending December 31,	Operating Leases
2011	$84,000
2012	70,000
2013	16,000

Total minimum lease payments	$170,000

NOTE 8 - Income Taxes

The Company’s income tax expense for the periods presented in the statements of operations represents minimum California franchise taxes. The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	For the Year Ended
	December 31,
	2009	2010

Statutory federal income tax rate	(34)%	(34)%
State income taxes, net of federal taxes	(6)	(6)
Non-deductible items	1	1
Increase in valuation allowance	39	39
Effective income tax rate	-%	-%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes in the amounts used for income tax purposes, and operating loss carryforwards. Significant components of deferred tax assets are as follows:

	December 31,
	2009	2010
Deferred tax assets:
Federal net operating loss	$791,251	$1,411,229
State net operating loss	138,981	248,606
Depreciation and amortization	5,360	90,065

Total deferred tax assets	930,232	1,659,835
Less valuation allowance	(930,232)	(1,659,835)
	$-	$-

At December 31, 2010, the Company had federal and state net operating loss carry forwards available to offset future taxable income of approximately $4,150,000 and $4,143,000, respectively. These carry forwards will begin to expire in the years ending December 31, 2023 and December 31, 2013, respectively.  Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has not performed a change in ownership analysis since its inception in 2007 and, accordingly, some or all of its net operating loss carryforwards may not be available to offset future taxable income. Even if the loss carryforwards are available, they may be subject to substantial annual limitations resulting from past ownership changes, and ownership changes occurring after December 31, 2010, that could result in the expiration of the loss carryforwards before they are utilized.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors. At December 31, 2009 and 2010, deferred tax assets have been fully offset by a valuation allowance. The valuation allowance for the year ended December 31, 2010 increased by $729,603.

The Company files income tax returns in the U.S. federal jurisdiction, and with the State of California.  The Company is subject to U.S. federal and state income tax examinations by tax authorities for tax years 2007 through 2010 due to net operating losses that are being carried forward for tax purposes. The Company does not have any uncertain tax positions or unrecognized tax benefits at December 31, 2009 or 2010. The Company’s policy is to recognize interest and penalties related to income taxes as components of interest expense and other expense, respectively.

NOTE 9 – Common Stock

The Company is authorized to issue one class of stock, to be designated common stock. The Company is authorized to issue 10,000,000 total shares of common stock.  All common shares have voting rights.  The Company has issued shares of common stock in exchange for cash and services. The holders of shares of common stock are entitled to receive an annual dividend when and if declared by the Company’s Board of Directors.  No such dividends have been declared.

NOTE 10 - Information About Revenues and Geographic Areas

The Company considers operating segments to be components of the Company in which separate financial information is available that is evaluated regularly by the Company’s chief operating decision maker in deciding how to allocate resources and in assessing performance.  The chief operating decision maker for the Company is the Chief Executive Officer.  The Chief Executive Officer reviews financial information accompanied by information about revenue by service line and geographic region for purposes of allocating resources and evaluating financial performance. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results or plans for levels. Accordingly, the Company has determined that it has a single reporting segment and operating unit structure.

Revenue by geography is based on the address of the customer. The following tables present the Company’s revenue by service line, as well as revenue by service line by geographic region for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
	2009	2010	2010	2011
			(unaudited)
Revenue by service:
Member fees	$47,288	$49,482	$24,180	$40,045
Sponsorships	1,500	54,792	38,805	13,576
Advisory services	-	79,019	25,484	170,167

Total	$48,788	$183,293	$88,469	$223,788

	Year Ended December 31,		Six Months Ended June 30,
	2009	2010	2010	2011
			(unaudited)
Net revenue by geographic location:
United States	$15,101	$107,216	$55,830	$76,324
All other countries	33,687	76,077	32,639	147,464

Total	$48,788	$183,293	$88,469	$223,788

No individual customer accounted for 10% or more of revenue or accounts receivable for the years ended December 31, 2009 and 2010. For the period ended June 30, 2011, we had one customer with a receivable balance at June 30, 2011 of $87,000 or 83% of the accounts receivable balance then outstanding and this customer accounted for more than 10% of the total revenue for the six month period.

NOTE 11 – Subsequent Events

The Company has evaluated events and transactions that have occurred after December 31, 2010 through November 1, 2011 (the date that these financial statements were issued). The following material events and transactions occurred during this period.

Stock Split and Increase in Authorized Shares

On September 21, 2010, the Company’s Board of Directors approved a 5,000-for-1 stock split of the Company’s common stock. As a result, (i) each share of outstanding common stock was increased to 5,000 shares of common stock and each share of authorized common stock was increased to 5,000 shares of common stock. All of the share numbers and share prices have been adjusted within these financial statements, on a retroactive basis, to reflect this 5,000-for-1 stock split.

Merger Agreement

On September 24, 2011, the Company entered into a Share Exchange Agreement with EFactor Holding, Inc.  (“EFI”) pursuant to which the Company exchanged all of the issued and outstanding shares of common stock for the issuance of an aggregate of 14,000,000 shares of EFI common stock, representing approximately 78% of the issuance and outstanding common stock of EFI.  EFI is a newly formed Nevada corporation that entered into a License Agreement with Triton Distribution Systems, Inc. (“Triton”), that provides for a non-exclusive right and license (the “License”) to use, reproduce and market the Reservation Expert (the “Software”), for the purpose of providing services to the Company’s Members. Through the Company’s use of the License, its Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the EHI website.

Stock Option Plan

In September 2011, the Company adopted the 2011 Stock Option Plan pursuant to which stock options to acquire an aggregate of 1,849,772 shares of the Company’s common stock were authorized for issuance. Under the Plan, non-statutory stock options and stock purchase rights may be granted to employees and consultants. Incentive stock options may be granted only to employees.

Issuance of Common Stock

On September 19, 2011 the Company issued 155,919 shares of its common stock to its three founding stockholders. These shares were issued to pay a liability to the three stockholders for services rendered prior to the Company’s incorporation. (See Note 6, Related Parties and Related Party Transactions.)

During the three-month period ended September 30, 2011 the Company issued 426,446 shares of its Common Stock to investors for $1,126,856.